      As Filed with the Securities and Exchange Commission on April 2, 1999

                                                       Registration No. 333-6011

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 3


       THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA, FORMERLY
                 NORTH AMERICAN SECURITY LIFE INSURANCE COMPANY
                           (Exact Name of Registrant)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

               116 Huntington Avenue, Boston, Massachusetts 02116
                                 (617) 266-6008
   (Address of Registrant's Principal Executive Offices and Telephone Number)

 (I.R.S. Employer Number)                           (Primary Standard Industrial
                                                     Classification Code Number)
       22-2265014                                                6312

                               James D. Gallagher
                          Vice President, Secretary and
                                 General Counsel
                   The Manufacturers Life Insurance Company of
                                  North America
                                73 Tremont Street
                           Boston, Massachusetts 02108
                                 (617) 266-6004
                     (Name and Address of Agent for Service)


                                    Copy to:
                              J. Sumner Jones, Esq.
                              Jones & Blouch L.L.P.
                        1025 Thomas Jefferson Street N.W.
                               Washington DC 20007

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                  CROSS REFERENCE TO ITEMS REQUIRED BY FORM S-1



Form S-1 Item No. and Caption                   Prospectus Heading
-----------------------------                   ------------------

1. Forepart of the Registration Statement and
   Outside Front Cover of Prospectus            Cover Pages

2. Inside Front and Outside Back Cover Pages    Cover Pages
   of Prospectus
3. Summary Information, Risk Factors and Ratio  Summary
   of Earnings to Fixed Charges
4. Use of Proceeds                              The Manufacturers Life Insurance
                                                Company of North America
5. Determination of Offering Price              Not Applicable
6. Dilution                                     Not Applicable
7. Selling Security Holders                     Not Applicable
8. Plan of Distribution                         The Manufacturers Life Insurance
                                                Company of North America -
                                                Distribution of the Contract
9. Description of Securities to be Registered   Description of the Contract,
                                                Reinsurance and Guarantees, The
                                                Manufacturers Life Insurance
                                                Company of North America
10. Interests of Named Experts and Counsel      Not Applicable
11. Information with Respect to the Registrant  The Manufacturers Life Insurance
                                                Company of North America
12. Disclosure of Commission Position on        Not Applicable
    Indemnification for Securities Act
    Liabilities

                                     PART I

                      INFORMATION REQUIRED IN A PROSPECTUS

--------------------------------------------------------------------------------
Annuity Service Office:                                    Mailing Address:
116 Huntington Avenue                                      Post Office Box 9230
Boston, Massachusetts 02116                                Boston, Massachusetts
(617) 266-6004                                             02205-9230
(800) 344-1029
--------------------------------------------------------------------------------

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

                                   VENTURE MVA

                         DEFERRED FIXED ANNUITY CONTRACT
                                NON-PARTICIPATING

         This prospectus describes Venture Market Value Adjusted Annuity ("Venture MVA"), a single payment deferred fixed annuity contract. Venture MVA is offered by The Manufacturers Life Insurance Company of North America ("we", "us" or "the Company").

         The prospectus describes both an individual deferred annuity contract and a participating interest in a group deferred annuity contract. Both are designed to provide retirement income pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, "you" refers to the owner of a contract.

              -    You make a single purchase payment for the contract.

                        --   The minimum purchase payment is $5,000.
                        --   The maximum purchase payment (without our
                             prior approval) is $500,000.

              - You may not make additional purchase payments for a contract but may purchase additional contracts at the then prevailing rates and terms.

              - You designate the guarantee period to which we allocate your purchase payment.

              - You select one or more annuity options or an alternate form of settlement acceptable to us.

PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE CONTRACT THAT A PROSPECTIVE PURCHASER SHOULD KNOW BEFORE INVESTING.

BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, THE CONTRACT OWNER BEARS THE INVESTMENT RISK THAT THE GUARANTEED INTEREST RATES OFFERED BY US AT THE TIME OF WITHDRAWAL, TRANSFER OR THE START OF ANNUITY PAYMENTS MAY BE HIGHER THAN THE GUARANTEED INTEREST RATE APPLIED TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT YOU RECEIVE UPON WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE REDUCED BY THE MARKET VALUE ADJUSTMENT AND MAY BE LESS THAN YOUR ORIGINAL INVESTMENT IN THE CONTRACT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, (THE "SEC"). NEITHER THE SEC NOR ANY STATE HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS WITH, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR ANY AFFILIATE THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

                   The date of this prospectus is May 1, 1999.

                                            TABLE OF CONTENTS

SPECIAL TERMS................................................................
SUMMARY......................................................................
GENERAL INFORMATION ABOUT THE COMPANY........................................
AVAILABLE INFORMATION........................................................
     ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT..............................
     ACCUMULATION PROVISIONS.................................................
         Purchase Payment....................................................
         Guarantee Periods...................................................
         Transfers Among Guarantee Periods...................................
         Telephone Transactions..............................................
         Renewals............................................................
         Withdrawals.........................................................
         Death Benefit Before Maturity Date..................................
     ANNUITY PROVISIONS......................................................
         General.............................................................
         Annuity Options.....................................................
         Death Benefit on or After Maturity Date.............................
     OTHER CONTRACT PROVISIONS...............................................
         Ten Day Right to Review.............................................
         Ownership...........................................................
         Beneficiary.........................................................
         Annuitant...........................................................
         Modification........................................................
         Our Approval........................................................
         Discontinuance of New Owners........................................
     MARKET VALUE ADJUSTMENT.................................................
     CHARGES AND DEDUCTIONS..................................................
         Withdrawal Charge...................................................
         Reduction or Elimination of Withdrawal Charge.......................
         Taxes...............................................................
         Administration Fee..................................................
REINSURANCE..................................................................
ADDITIONAL INFORMATION ABOUT MANULIFE NORTH AMERICA..........................
         Description of Business.............................................
         Management Discussion & Analysis....................................
         Selected Financial Data.............................................
         Our Officers and Directors..........................................
         Executive Compensation..............................................
         The Manufacturers Life Insurance Company of
          North America Separate Account D...................................
         Distribution of the Contract........................................
         Confirmation Statements.............................................
         Legal Proceedings...................................................
         Legal Matters.......................................................
         Independent Auditors................................................
         Notices and Reports to Contract Owners..............................
         Contract Owner Inquiries............................................
FEDERAL TAX MATTERS..........................................................
         Introduction........................................................
         Our Tax Status......................................................

         Taxation of Annuities in General....................................
         Qualified Retirement Plans..........................................
         Federal Income Tax Withholding......................................
GENERAL MATTERS..............................................................
         Restrictions Under the Texas Optional Retirement Program............

APPENDIX A - EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE....................
APPENDIX B - MARKET VALUE ADJUSTMENT EXAMPLES................................
APPENDIX C - STATE PREMIUM TAXES.............................................
OUR FINANCIAL STATEMENTS.....................................................

                                              SPECIAL TERMS

Annuitant                         Any individual person or persons to whom
                                  annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. The annuitant is as designated on the contract or certificate specifications page or in the application, unless changed.

Annuity Option                    One of several alternative methods by which
                                  payment of the proceeds may be made.

Beneficiary                       The individual person, persons, or entity to
                                  whom we pay the death benefit proceeds
                                  following the death of the owner, or in
                                  certain circumstances, an annuitant.

Certificate                       For a group contract, the documents we issued
                                  to each owner which summarize the owner's rights and benefits under the contract.

Contingent                        The individual person, persons or entity who
Beneficiary                       becomes the beneficiary if the beneficiary is
                                  not alive.

Contract For an individual contract, the individual annuity contract. For a group contract, the certificate evidencing a participating interest in the group annuity contract. Any reference in this prospectus to "contract" includes the underlying group annuity contract.

Contract                          For an individual contract, the anniversary of
Anniversary                       the contract date. For a group contract, the
                                  anniversary of the date we issue a certificate under the contract.

Contract Date                     In the case of an individual annuity contract,
                                  the date we issue the contract as designated on the contract specifications page. In the case of a group annuity contract, the effective date of participation under the group annuity contract as designated in the certificate specifications page.

Contract Value                    The sum of the net purchase payment for the
                                  contract and accrued interest, less the sum of any withdrawals and any administration fee, adjusted for any transfer market value adjustment.

Contract Year                     The period of twelve consecutive months
                                  beginning on the contract date, certificate date in the case of a group contract, or any anniversary thereafter.

Code                              The Internal Revenue Code of 1986, as amended.

Due Proof of Death                We require due proof of death upon the death
                                  of the owner or annuitant, as applicable. We must receive one of the following at our Annuity Service Office:

                                       (a)  a certified copy of a death
                                            certificate;
                                       (b)  a certified copy of a decree of a
                                            court of competent jurisdiction as
                                            to the finding of death; or
                                       (c)  any other proof satisfactory to us.

                                  We will pay death benefits within seven days after we receive due proof of death and all required claim forms at our Annuity Service Office.

Fixed Account                     The Manufacturers Life Insurance Company of
                                  North America Separate Account D, which is one of our separate accounts.

Fixed Annuity                     An annuity option with payments which are
                                  predetermined and guaranteed as to dollar amount.

General Account                   All of our assets other than assets in our
                                  separate accounts.

Group Holder                      In the case of a group annuity contract, the
                                  person, persons or entity to whom we issue the contract.

Gross Withdrawal Value            The portion of the contract value specified by
                                  the owner for a full or partial withdrawal.
                                  Such amount is determined prior to the
                                  application of any withdrawal charge, annual administration fee and market value adjustment.

Initial Guarantee Period          The period of time during which the initial
                                  guaranteed interest rate is in effect.

Initial Guaranteed Interest Rate  The compound annual rate used to determine the interest earned on the net purchase payment during the initial guarantee period.

Market Value Adjustment           An adjustment we make to amounts that are
                                  withdrawn, transferred or annuitized prior to the end of the guarantee period. It may increase or decrease the amount available for transfer, withdrawal or annuitization.

Maturity Date                     The date on which annuity benefits commence.
                                  It is the date specified on the contract specifications page, unless changed.

Net Purchase Payment              The purchase payment less the amount of
                                  premium tax, if any, deducted from the
                                  payment.

Non-Qualified Certificates        Certificates issued under non-qualified
                                  contracts.

Non-Qualified Contracts           Contracts which are not issued under qualified
                                  plans.

Owner or                          In the case of an individual contract, the
Contract Owner                     individual person, persons or entity entitled
                                  to the ownership rights under the contract. In the case of a group annuity contract, the individual person, persons or entity named in a certificate and entitled to all of the ownership rights under the contract not expressly reserved to the group holder. The owner is as designated on the contract or certificate specifications page or in the application, unless changed.

Payment or                        An amount paid by a contract owner to us as
Purchase Payment                  consideration for the benefits provided by the
                                  contract.

Qualified Certificates            Certificates issued under qualified contracts.

Qualified Contracts               Contracts issued under qualified plans.

Qualified Plans                   Retirement plans which receive favorable tax
                                  treatment under Section 401, 403, 408, 408A or
                                  457 of the Code.

Renewal Amount                    The contract value at the end of the initial
                                  guarantee period or at the end of a renewal guarantee period.

Renewal Guarantee Period          The period of time during which a renewal
                                  guaranteed interest rate is in effect.

Renewal Guaranteed Interest Rate  The compound annual rate used to determine the interest earned on a renewal amount during a renewal guarantee period. In no event shall this rate be less than 3%.

Separate Account                  A segregated account of our's that is not
                                  commingled with our general assets and
                                  obligations.

                                     SUMMARY

DESCRIPTION OF THE CONTRACT

         The Contract. The contract is a single purchase payment deferred fixed annuity contract. It provides for the accumulation of the contract value and the payment of annuity benefits on a fixed basis. This prospectus describes participating interests in both group deferred annuity contracts and individual deferred annuity contracts. For information on eligible groups for the group deferred annuity contracts, see "ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT."

              - Participation in a group contract will be separately accounted for by the issuance of a certificate evidencing the owner's interest under the contract.

              - Ownership of an individual contract will be evidenced by the issuance of an individual annuity contract.

         The certificate and individual annuity contract are both hereafter referred to as the "contract."

         Retirement Plans. We may issue the contract pursuant to either non-qualified retirement plans or plans qualifying for special income tax treatment under the Code. Qualified plans include individual retirement accounts and annuities (including Roth IRAs), pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans (see "QUALIFIED RETIREMENT PLANS"). If you are considering purchasing a contract for use in connection with a qualified plan, you should consider, in evaluating the suitability of the contract, that it allows only a single premium purchase payment in an amount of at least $5,000.

         Purchase Payments. You make your purchase payment to us at our Annuity Service Office. We allocate your purchase payment to the guarantee period which you designate.

              -    The minimum purchase payment for a contract is $5,000.

              - The maximum purchase payment which you may make without our prior approval is $500,000.

         While we will not accept additional purchase payments for a contract, you may purchase additional contracts at the then prevailing rates and terms.

         Prior to the maturity date and at our option, we may cancel a contract after the second contract anniversary if both (i) the total purchase payment made, less any withdrawals, is less than $2,000; and (ii) the higher of the contract value or the amount available upon total withdrawal is less than $2,000. This cancellation privilege may vary in certain states to comply with the requirements of their insurance laws and regulations (see "PURCHASE PAYMENTS").

         Guarantee Periods. We currently offer ten guarantee periods under the contract: one year through ten years. We may offer additional guarantee periods for any yearly period from one to twenty years (see "INVESTMENT OPTIONS").

         Transfers Among Guarantee Periods. Before the maturity date, you may transfer the entire contract value to a different guarantee period at any time by giving us written notice or by telephone if you have authorized us in writing to accept telephone transfer requests.

              -    You may transfer amounts only once per contract year.

              -    You must transfer the entire amount of the account.

         Amounts transferred will be subject to a transfer market value adjustment (see "TRANSFERS AMONG INVESTMENT OPTIONS").

         Telephone Transactions. You may request transfers or withdrawals by telephone (see "TELEPHONE TRANSACTIONS").

         Renewals. At the end of a guarantee period, you may choose a renewal guarantee period from any of the then existing guarantee period options, at the then current interest rates (see "RENEWALS").

         Withdrawals. Before the earlier of the maturity date or the death of the contract owner, you may withdraw all or a portion of the contract value.

              - You must withdraw at least $300 or, if less, the entire contract value.

              - If a partial withdrawal (plus any applicable withdrawal charge and after giving effect to any market value adjustment) reduces the contract value to less than $300, we will treat the partial withdrawal as a total withdrawal.

         We may impose a withdrawal charge and market value adjustment (see "WITHDRAWALS"). A withdrawal may be subject to income tax and a 10% penalty tax (see "FEDERAL TAX MATTERS").

         Confirmation Statements. We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should report any mistake immediately to our Annuity Service Office. If you fail to report any mistake to Annuity Service Office within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

         Death Benefits. We will pay the death benefit to the beneficiary if any contract owner dies before the maturity date. The death benefit equals the contract value. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, we will treat the death of any annuitant as the death of an owner.

         We will determine the death benefit as of the date we receive written notice and proof of death and all required claim forms at our Annuity Service Office.

         Annuity Payments. We offer a variety of fixed annuity options. Periodic annuity payments will begin on the maturity date. You select the maturity date, frequency of payment and annuity option (see "ANNUITY PROVISIONS").

         Ten Day Review. Within 10 days of your receipt of a contract, you may cancel the contract by returning it to us or our agent (see "TEN DAY RIGHT TO REVIEW").

         Market Value Adjustment. We will adjust any amount withdrawn, transferred or annuitized prior to the end of either the initial guarantee period or a renewal guarantee period by the market value adjustment factor described under "MARKET VALUE ADJUSTMENT. "

         Withdrawal Charge. If you make a withdrawal from the contract before the maturity date and during the first seven contract years, we may assess a withdrawal charge (contingent deferred sales charge) against amounts withdrawn. There is never a withdrawal charge after seven complete contract years or with respect to certain free withdrawal amounts described below. The amount of the withdrawal charge and when it is assessed are discussed under "CHARGES AND DEDUCTIONS - WITHDRAWAL CHARGE. "

         Tax Deferral. The status of the contract as an annuity generally allows all earnings on the underlying investments to be tax-deferred until withdrawn or until annuity payments begin (see "FEDERAL TAX

MATTERS"). This tax deferred treatment may be beneficial to you in building assets in a long-term investment program.

                      GENERAL INFORMATION ABOUT THE COMPANY

         The Company (formerly North American Security Life Insurance Company) is a stock life insurance company organized under the laws of Delaware in 1979. Our principal office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our ultimate parent entity is The Manufacturers Life Insurance Company ("Manulife"), a Canadian mutual life insurance company based in Toronto, Canada. Prior to January 1, 1996, we were a wholly owned subsidiary of North American Life Assurance Company ("NAL"), a Canadian mutual life insurance company. On January 1, 1996 NAL and Manulife merged; the combined company retained the Manulife name.

         Effective January 1, 1996, immediately following the merger of NAL and Manulife, we experienced a corporate restructuring resulting in the formation of a newly organized holding corporation, Manulife-Wood Logan Holding Co., Inc. (formerly, NAWL Holding Co., Inc.) ("MWL"). MWL holds all of our outstanding shares and all of the outstanding shares of Wood Logan Associates, Inc. ("WLA"). MWL is 62.5% owned by The Manufacturers Life Insurance Company (U.S.A.), 22.5% owned by MRL Holding, LLC and approximately 15% owned by the principals of WLA.

         Our majority owned subsidiary, Manufacturers Securities Services, LLC (the successor to NASL Financial Services, Inc.) ("MSS"), acts as principal underwriter of the contracts which we issue. MSS has entered into a promotional agent agreement with WLA to act as the non-exclusive agent for the promotion of our insurance contract sales.

         We also have an insurance subsidiary, The Manufacturers Life Insurance Company of New York (MNY") which is licensed to conduct business in the State of New York.

         On January 20, 1998, the Board of Directors of Manulife asked its management to prepare a plan for converting Manulife from a mutual life insurance company to an investor-owned, publicly-traded stock company. Any demutualization plan for Manulife is subject to approval by the Manulife Board of Directors and policyholders as well as regulatory approval.

         Our financial ratings are as follows:

                  A++ A.M. Best
                  Superior in financial strength; 1st category of 15

                  AAA Duff & Phelps
                  Highest in claims paying ability; 1st category of 18

                  AA+ Standard & Poor's
                  Very strong in financial strength; 2nd category of 21

                  Aa2 Moody's
                  Excellent in financial strength; 3rd category of 21

These ratings, which are current as of the date of this prospectus and are subject to change, are assigned as a measure of our ability to honor the death benefit and life annuitization guarantees but not specifically to our products, the performance (return) of these products, the value of any investment in these products upon withdrawal or to individual securities held in any portfolio.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934 as amended, (the "1934 Act"). Accordingly, we file reports and other information with the SEC. You may read and copy (at prescribed rates) such reports and other information at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 75 Park Place, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The SEC maintains a Web site at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

         We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, (the "1933 Act") relating to the contracts offered by this prospectus. This prospectus has been filed as part of the registration statement but does not contain all the information included in the registration statement and its exhibits. Additionally, statements in this prospectus about the content of the contracts and other legal instruments are only summaries. For a complete statement of the terms of these documents, you should refer to the registration statement and its exhibits. You may inspect and copy the registration statement and its exhibits at the offices of the SEC as described in the preceding paragraph.

                      DETAILED DESCRIPTION OF THE CONTRACT

ELIGIBLE GROUPS FOR GROUP ANNUITY CONTRACT

         We may issue the group deferred annuity contract to fund plans qualifying for special income tax treatment under the Code. Qualified plans include individual retirement accounts and annuities, pension and profit-sharing plans for corporations and sole proprietorships/partnerships ("H.R. 10" and "Keogh" plans), tax-sheltered annuities, and state and local government deferred compensation plans. If you are considering purchasing a contract for use in connection with a Qualified plan, you should consider, in evaluating the suitability of the contract, that it allows only a single premium purchase payment in an amount of at least $5,000 (see "QUALIFIED RETIREMENT PLANS"). The group deferred annuity contract is also designed for use with non-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. Group deferred annuity contracts have been issued to the Security Life Trust, a trust established with United Missouri Bank, N.A., Kansas City, Missouri, as group holder for groups comprised of persons who have brokerage accounts with brokers having selling agreements with MSS, the principal underwriter of the contracts.

         An eligible member of a group to which a contract has been issued may become an owner under the contract by submitting a completed application, if required by us, and a minimum purchase payment. We will issue a certificate summarizing the rights and benefits of the owner under the contract to an applicant acceptable to us. We reserve the right to decline to issue a certificate to any person in our sole discretion.

         All rights and privileges under the contract may be exercised by each owner as to such owner's interest unless expressly reserved to the group holder. However, provisions of any plan in connection with which we issue the contract may restrict an owner's ability to exercise such rights and privileges.

ACCUMULATION PROVISIONS

PURCHASE PAYMENT

         You make your purchase payment to us at our Annuity Service Office. The minimum purchase payment for a contract is $5,000. The maximum purchase payment which you may make without our prior approval is $500,000. We allocate the entire purchase payment to the guarantee period which you select. We will not accept additional purchase payments for a contract. You may, however, purchase additional contracts at the then prevailing rates and terms.

         Prior to the maturity date and following the second contract anniversary, we may, at our option, cancel a contract. We may cancel a contract if both:

              - the total purchase payment made, less any withdrawals, is less than $2,000; and

              - the higher of the contract value or the amount available upon total withdrawal is less than $2,000.

         This cancellation privilege may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. If we cancel a contract, we will pay you the higher of the contract value and any annual administration fee or the amount available upon total withdrawal. The amount paid will be treated as a withdrawal for federal tax purposes and thus may be subject to income tax and to a 10% penalty tax. (See "FEDERAL TAX MATTERS")

GUARANTEE PERIODS

         Currently, we offer ten guarantee periods: one year through ten years. We may offer additional guarantee periods for any yearly period from one to twenty years. The contract provides for the accumulation of interest on the purchase payment at guaranteed rates for the duration of the guarantee period. From time to time, we may offer customers of certain broker-dealers special initial guaranteed interest rates which are higher than the initial guaranteed interest rate offered to the general public. In consideration of these higher interest rates, commissions to these broker-dealers may be reduced. We determine from time-to-time in accordance with market conditions the renewal guaranteed interest rate on a renewal amount allocated or transferred to a renewal guarantee period. Under certain circumstances, we may offer a rate in excess of the renewal guaranteed rate for the first year only of a renewal guarantee period. The renewal guaranteed interest rate will in no event be less than 3%. We guarantee the interest rate for the duration of the guarantee period and may not change it.

TRANSFERS AMONG GUARANTEE PERIODS

         Before the maturity date and subject to the following conditions, you may transfer the entire contract value to a different guarantee period at any time by giving us written notice or by telephone if you have authorized us in writing to accept telephone transfer requests:

              -    you may transfer amounts only once per contract year; and

              -    you must transfer the entire contract.

         Amounts transferred will be subject to a transfer market value adjustment. The amount which you request to transfer will be multiplied by the market value adjustment factor to determine the transferred amount (see "MARKET VALUE ADJUSTMENT"). We may modify or terminate the transfer privilege at any time in accordance with applicable law.

TELEPHONE TRANSACTIONS

         You may request transfers or withdrawals by telephone if you elect that option on an appropriate authorization form provided by us. We will not be liable for following telephone instructions that we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions communicated by telephone are genuine; such procedures include asking you, upon telephoning a request, to provide certain identifying information. We may be liable for any losses due to unauthorized or fraudulent instructions only where we fail to employ our procedures properly. For your and our protection, we will tape record all such conversations. All telephone transactions will be followed by a confirmation statement of the transaction.

RENEWALS

         At the end of a guarantee period, you may choose a renewal guarantee period from any of the then existing guarantee periods at the then current interest rate, all without the imposition of any charge. You may not select a guarantee period that would extend beyond the maturity date. For a renewal within one year of the maturity date, the only option available to you is to have interest accrued up to the maturity date at the then current interest rate for one-year guarantee periods.

         If you do not specify the renewal guarantee period you desire, we will select the same guarantee period that has just expired, provided that such period does not extend beyond the maturity date. If a renewal would extend beyond the maturity date, we will select the longest period that will not extend beyond such date. For a renewal within one year of the maturity date, we will credit interest up to the maturity date at the then current interest rate for one-year guarantee periods.

WITHDRAWALS

         Prior to the earlier of the maturity date or the death of the contract owner, you may withdraw all or a portion of the contract value by written request, complete with all necessary information, to our Annuity Service Office. For certain qualified contracts, the Code and regulations promulgated by the Treasury Department may require the consent of a Qualified plan participant's spouse to an exercise of the withdrawal right.

         If you request a total withdrawal of the contract value, we will, as of the date we receive the request at our Annuity Service Office, cancel the contract and pay the following amount:

                   C + [ (A - B - C) x D],  where:

                   A = the gross withdrawal value reduced by any
                       applicable annual administration fee;
                   B = the withdrawal charge;
                   C = the free withdrawal amount; and
                   D = the market value adjustment factor.

(See "CHARGES AND DEDUCTIONS" and "MARKET VALUE ADJUSTMENT")

         If you request a partial withdrawal, we will use the above formula and the gross withdrawal value to determine the amount payable. Partial withdrawals will be subject to market value adjustments and possible withdrawal charges. We will deduct the gross withdrawal value from the contract value. The gross withdrawal value may not exceed the contract value.

         We may defer the payment of a full or partial withdrawal for not more than six months (or the period permitted by applicable state law if shorter) from the date we receive the withdrawal request. If we defer payments for 30 days or more, we will credit the amount deferred with interest at a rate not less than 3% per year or as determined by applicable state law. We will not, however, defer payment for more than 30 days for any withdrawal effective at the end of any guarantee period.

         There is no limit on the frequency of partial withdrawals. However, the amount withdrawn must be at least $300 or, if less, the entire contract value. If a partial withdrawal plus any applicable withdrawal charge, after giving effect to any market value adjustment, would reduce the contract value to less than $300, we will treat the partial withdrawal as a total withdrawal of the contract value.

         Withdrawals from the contract may be subject to income tax and a 10% penalty tax. Withdrawals are permitted from contracts issued in connection with
Section 403(b) Qualified plans only under limited circumstances (see "FEDERAL TAX MATTERS").

         Telephone Redemptions. You may request the option to withdraw a portion of the contract value by telephone by completing the application described under "Telephone Transactions" above. We reserve the right to impose maximum withdrawal amounts and procedural requirements regarding this privilege.

DEATH BENEFIT BEFORE MATURITY DATE

         In General. The following discussion applies principally to contracts that are not issued in connection with Qualified plans, i.e., a "non-qualified contract." The requirements of the tax law applicable to Qualified plans, and the tax treatment of amounts held and distributed under such plans, are quite complex. Accordingly, if you are considering using the contract in connection with a Qualified plan, you should seek competent legal and tax advice regarding the suitability of the contract for the particular situation and the requirements governing the distribution of benefits, including death benefits, from a contract used in the plan.

         Determination of Death Benefit. We will determine the death benefit on the date we receive written notice and proof of death, as well as all required claims forms, at our Annuity Service Office. No person is entitled to the death benefit until this time.

         Amount and Payment of Death Benefit. We will pay a death benefit equal to the contract value to the beneficiary if any contract owner dies before the maturity date. If there is a surviving contract owner, that contract owner will be deemed to be the beneficiary. No death benefit is payable on the death of any annuitant, except that if any contract owner is not a natural person, the death of any annuitant will be treated as the death of an owner. On the death of the last surviving annuitant, the contract owner, if a natural person, will become the annuitant unless the contract owner designates another person as the annuitant.

         The death benefit may be taken immediately in the form of a lump sum. If the death benefit is not taken immediately, the contract will continue subject to the following:

              (1)  the beneficiary will become the contract owner;

              (2) if the beneficiary is not the deceased owner's spouse, we will distribute the contract owner's entire interest in the contract within five years of the owner's death or, alternatively, as an annuity (under one of the annuity options described below) beginning within one year of the owner's death and payable over the life of the beneficiary or over a period not extending beyond the life expectancy of the beneficiary.

         If the beneficiary dies before distributions described in "(2)" above are completed, we will distribute the entire remaining contract value in a lump sum immediately. If the owner's spouse is the beneficiary, the spouse continues the contract as the new owner. In such a case, the distribution rules described in "(2)" which apply when a contract owner dies will apply when the spouse, as the owner, dies.

         If any annuitant is changed and any contract owner is not a natural person, we will distribute the entire interest in the contract to the contract owner within five years.

         We will pay death benefits within seven days of the date we determine the amount of the death benefit, as described above. We may postpone such payment under the same circumstances that we may postpone the payment of withdrawals (see "WITHDRAWALS").

ANNUITY PROVISIONS

GENERAL

         You may apply the proceeds of the contract payable on death, withdrawal or the contract maturity date to the annuity options described below, subject to the distribution of death benefit provisions (see "DEATH BENEFIT BEFORE MATURITY DATE").

         Generally, annuity benefits under the contract will begin on the maturity date. The maturity date is the date specified on the contract specifications page, unless changed. If no date is specified, the maturity date is the maximum maturity date. The maximum maturity date is the first day of the month following the later of the 85th birthday of the annuitant or the tenth contract anniversary. You may specify a different maturity date at any time by written request at least one month before both the previously specified and the new maturity date. Without our consent, the new maturity date may not be later than the maximum maturity date. The occurrence or scheduled occurrence of maturity dates when the annuitant is at an advanced age, e.g., past age 85, may in some circumstances have adverse income tax consequences (see "FEDERAL TAX MATTERS"). Distributions from qualified contracts may be required before the maturity date.

         You may select the frequency of annuity payments. However, if the contract value at the maturity date is such that a monthly payment would be less than $20, we may pay the higher of contract value and any annual administration fee or the amount available upon total withdrawal in one lump sum to the annuitant on the maturity date.

ANNUITY OPTIONS

         Annuity benefits are available under the contract on a fixed basis. When you purchase a contract, and on or before the maturity date, you may select one or more of the annuity options described below or choose an alternate form of settlement acceptable to us. If you do not select an annuity option, we will provide as a default option that annuity payments be made for a period certain of ten years and continue thereafter during the lifetime of the annuitant. Treasury Department regulations may preclude the availability of certain annuity options in connection with certain qualified contracts.

         We guarantee the following annuity options in the contract.

              - Option 1(a): Non-Refund Life Annuity. We will make annuity payments during the lifetime of the annuitant. No payments are due after the death of the annuitant. Since we do not guarantee that any minimum number of payments will be made, an annuitant may receive only one payment if the annuitant dies prior to the date the second payment is due.

              - Option 1(b): Life Annuity with Payments Guaranteed for 10 Years. We will make annuity payments for at least 10 years and continuing thereafter during the lifetime of the annuitant. Since we guarantee payments for 10 years, we will make annuity payments to the end of such period even if the annuitant dies prior to the end of the tenth year.

              - Option 2(a): Joint & Survivor Non-Refund Life Annuity. We will make annuity payments during the lifetimes of the annuitant and a designated co-annuitant. No payments are due after the death of the last survivor of the annuitant and co-annuitant. Since we do not guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

              - Option 2(b): Joint & Survivor Life Annuity with Payments Guaranteed for 10 Years. We will make annuity payments for at least 10 years and continuing thereafter during the lifetimes of the annuitant and a designated co-annuitant. Since we guarantee payments for 10 years, we will make annuity payments to the end of such period even if both the annuitant and the co-annuitant die prior to the end of the tenth year.

         In addition to the foregoing annuity options which we are contractually obligated to offer at all times, we currently offer the following annuity options. We may cease offering the following annuity options at any time and may offer other annuity options in the future.

              - Option 3: Life annuity with Payments Guaranteed for 5, 15 or 20 Years. We will make annuity payments guaranteed for 5, 15 or 20 years and continuing thereafter during the lifetime of the annuitant. Since we guarantee payments for the specific number of years, we will make annuity payments to the end of the last year of the 5, 15 or 20 year period.

              - Option 4: Joint & Two-Thirds Survivor Non-Refund Life Annuity. We will make full annuity payments during the joint lifetime of the annuitant and a designated co-annuitant and two-thirds payments during the lifetime of the survivor. Since we do not guarantee that any minimum number of payments will be made, an annuitant or co-annuitant may receive only one payment if the annuitant and co-annuitant die prior to the date the second payment is due.

              - Option 5: Period Certain Only Annuity for 5, 10, 15 or 20 years. We will make annuity payments for a 5, 10, 15 or 20 year period and no payments thereafter.

DEATH BENEFIT ON OR AFTER MATURITY DATE

         If you have selected an annuity option providing for payments for a guaranteed period, and the annuitant dies on or after the maturity date, we will make the remaining guaranteed payments to the beneficiary. We will make any remaining payments as rapidly as under the method of distribution being used as of the date of the annuitant's death. If no beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the annuitant and the beneficiary.

OTHER CONTRACT PROVISIONS

TEN DAY RIGHT TO REVIEW

         You may cancel the contract by returning it to our Annuity Service Office or agent within ten days after receipt of the contract. Within seven days after we receive the returned contract, we will refund the payment made for the contract.

         We do not impose any withdrawal charge upon return of the contract within the ten day right to review period. The ten day right to review may vary in certain states in order to comply with the requirements of insurance laws and regulations in such states. When we issue the contract as an individual retirement annuity under Section 408 or 408A of the Code, during the first seven days of the ten day period we will return the contract value if this is greater than the amount otherwise payable.

OWNERSHIP

         In the case of an individual annuity contract, the contract owner is the person entitled to exercise all rights under the contract. In the case of a group annuity contract, the contract is owned by the group holder; however, all contract rights and privileges not expressly reserved to the group holder may be exercised by each owner as to such owner's interest as specified in his or her certificate. Prior to the maturity date, the contract owner is the person designated in the contract specifications page or as subsequently named. On and after the maturity date, the annuitant is the contract owner. If amounts become payable to any beneficiary under the contract, the beneficiary is the contract owner.

         In the case of non-qualified contracts, you may change the ownership of or collaterally assign the contract at any time prior to the maturity date, subject to the rights of any irrevocable beneficiary. Assigning a contract, or changing the ownership of a contract, may be treated as a distribution of the contract value for Federal tax purposes (see "FEDERAL TAX MATTERS").

         You must make any request for a change of ownership or assignment in writing, and we must approve your request If approved by us, any assignment and any change will be effective as of the date we receive your request at our Annuity Service Office. We assume no liability for any payments made or actions taken before we approve a change or accept an assignment and no responsibility for the validity or sufficiency of any assignment. If you make an absolute assignment, it will revoke the interest of any revocable beneficiary.

         In the case of qualified contracts, ownership of the contract generally may be transferred only by the trustee of an exempt employees' trust which is part of a retirement plan qualified under Section 401 of the Code or as otherwise permitted by applicable Internal Revenue Service ("IRS") regulations. Subject to the foregoing, a qualified contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than us.

BENEFICIARY

         The beneficiary is the person, persons or entity designated in the contract specifications page or as subsequently named. However, if there is a surviving contract owner, that person will be treated as the beneficiary. You may change the beneficiary subject to the rights of any irrevocable beneficiary. You must make any request for a change in writing. We must approve such a request and, if approved by us, the change will be effective as of the date on which we receive your request. We assume no liability for any payments made or actions taken before we approve the change. If no beneficiary is living, the contingent beneficiary will be the beneficiary. The interest of any beneficiary is subject to that of any assignee. If no beneficiary or contingent beneficiary is living, the beneficiary is the estate of the deceased contract owner. In the case of certain qualified contracts, Treasury Department regulations prescribe certain limitations on the designation of a beneficiary.

ANNUITANT

         The annuitant is any natural person or persons to whom we will make annuity payments and whose life is used to determine the duration of annuity payments involving life contingencies. If you name more than one person as an "annuitant," the second person named will be referred to as "co-annuitant." The annuitant is as designated on the contract specifications page or in the application, unless changed.

         On the death of the annuitant, the co-annuitant, if living, becomes the annuitant. If there is no living co-annuitant, the owner becomes the annuitant. In the case of certain qualified contracts, there are limitations on the ability to designate and change the annuitant and the co-annuitant.

MODIFICATION

         We will not change or modify the contract without the consent of the owner or group holder, as applicable, except to the extent necessary to conform to any applicable law or regulation or any ruling issued by a government agency. However, on 60 days notice to the group holder, we may change the withdrawal charges, administration fees, free withdrawal percentage, annuity purchase rate and the market value adjustment as to any certificates issued after the effective date of the modification. We will interpret the provisions of the contract so as to comply with the requirements of Section 72(s) of the Code.

OUR APPROVAL

         We may accept or reject a contract application in our sole discretion.

DISCONTINUANCE OF NEW OWNERS

         In the case of a group annuity contract, we may, on 30 days notice to the group holder, limit or discontinue acceptance of new applications and the issuance of new certificates under a contract.

MARKET VALUE ADJUSTMENT

         If you withdraw, transfer or annuitize any amount prior to the end of either the initial guarantee period or a renewal guarantee period, we will adjust such amount by the market value adjustment factor described below.

         The market value adjustment factor is determined by the following
                      n/12
formula: ((1+i)/(1+j))     where:

              i - the initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.

              j - the guaranteed interest rate available, on the date we process the request, for a guarantee period with the same length as the period remaining in the initial guarantee period or renewal guarantee period. If the guarantee period of this length is not available, we will choose our guarantee period with the next highest duration.

              n - the number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

         We will make no market value adjustment in the following situations:

              -    the death of the contract owner;

              - the withdrawal of amounts within one month before the end of the guarantee period; and

              - the withdrawal of amounts in any contract year that do not exceed 10% of total purchase payments less any prior partial withdrawals in that year.

         The market value adjustment reflects the relationship between the initial guaranteed interest rate or the renewal guaranteed interest rate applicable to the contract and the then current available guaranteed interest rate. Generally, if the initial guaranteed interest rate or the renewal guaranteed interest rate is lower than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to reduce the amount withdrawn, transferred or annuitized. Similarly, if the initial guaranteed interest rate or the renewal guaranteed interest rate is higher than the then current available guaranteed interest rate, then the effect of the market value adjustment will be to increase the amount withdrawn, transferred or annuitized. The greater the difference in these interest rates the greater the effect of the market value adjustment.

         The market value adjustment is also affected by the amount of time remaining in the guarantee period. Generally, the longer the time remaining in the guarantee period, the greater the effect of the market value adjustment on the amount withdrawn, transferred or annuitized. This is because the longer the time remaining in the guarantee period, the higher the compounding factor 'n' in the market value adjustment factor.

         The cumulative effect of the market value adjustment and withdrawal charges could result in your receiving total withdrawal proceeds of less than your purchase payment.

         BECAUSE OF THE MARKET VALUE ADJUSTMENT PROVISION OF THE CONTRACT, YOU BEAR THE INVESTMENT RISK THAT THE CURRENT AVAILABLE GUARANTEED INTEREST RATE OFFERED BY US AT THE TIME OF WITHDRAWAL, TRANSFER OR ANNUITIZATION

MAY BE HIGHER THAN THE INITIAL OR RENEWAL GUARANTEE INTEREST RATE APPLICABLE TO THE CONTRACT WITH THE RESULT THAT THE AMOUNT YOU RECEIVE UPON A WITHDRAWAL, TRANSFER OR ANNUITIZATION MAY BE SUBSTANTIALLY REDUCED.

         For more information on the market value adjustment, including examples of its calculation, see Appendix B.

CHARGES AND DEDUCTIONS

WITHDRAWAL CHARGE

         If you make a withdrawal from the contract before the maturity date, we may assess a withdrawal charge (contingent deferred sales charge) against amounts withdrawn during the first seven contract years. There is never a withdrawal charge after seven complete contract years or with respect to certain free withdrawal amounts described below. The amount of the withdrawal charge and when it is assessed are discussed below:

              (1) In any contract year, the free withdrawal amount for that year is the excess of (i) over (ii), where (i) is 10% of the purchase payment and (ii) is all prior partial withdrawals in that contract year. You may withdraw free withdrawal amounts without the imposition of a withdrawal charge.

              (2) If you make a withdrawal at the end of the initial guarantee period, we will not apply a withdrawal charge provided such withdrawal occurs on or after the end of the third contract year. If you make a withdrawal at the end of any other guarantee period, we will not apply a withdrawal charge provided such withdrawal occurs on or after the end of the fifth contract year. We must receive your written request for withdrawal at the end of a guarantee period during the 30 day period preceding the end of that guarantee period.

              (3) We calculate the amount of the withdrawal charge by multiplying the gross withdrawal value, less any administration fee and free withdrawal amount, by the applicable withdrawal charge percentage obtained from the table below.

                            NUMBER OF COMPLETED      WITHDRAWAL CHARGE
                              CONTRACT YEARS             PERCENTAGE
                         -------------------------------------------------
                                    0                        7%
                                    1                        6%
                                    2                        5%
                                    3                        4%
                                    4                        3%
                                    5                        2%
                                    6                        1%
                                    7+                       0%

              (4) We generally do not assess any withdrawal charge on distributions made as a result of the death of the contract owner or, if applicable, the annuitant, (see "Death Benefit Before Maturity Date - Amount and Payment of Death Benefit").

         We will use the amount collected from the withdrawal charge to reimburse us for the compensation paid to cover selling concessions to broker-dealers, preparation of sales literature and other expenses related to sales activity.

         For examples of calculation of the withdrawal charge, see Appendix A. We may subject withdrawals to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT").

REDUCTION OR ELIMINATION OF WITHDRAWAL CHARGE

         We may from time to time reduce or eliminate the amount of the withdrawal charge on a contract or the period to which it applies when contracts are sold to certain individuals or groups of individuals in a manner that results in savings of sales expenses. When considering whether to reduce or eliminate the sales charge or the period to which it applies, we will consider such factors as:

              -    the size and type of group,

              -    the amount of the single premium, and/or

              -    other transactions where sales expenses are reduced.

         Withdrawals may be subject to income tax to the extent of earnings under the contract and, if made prior to age 59-1/2, generally will be subject to a 10% IRS penalty tax (see "FEDERAL TAX MATTERS Taxation of Partial and Full Withdrawals").

TAXES

         We reserve the right to charge or provide for certain taxes against purchase payments, contract values, death benefits or annuity payments. Such taxes may include premium taxes or other taxes levied by any government entity which we determine to have resulted from the:

              -    establishment or maintenance of the Fixed Account,

              -    receipt by us of purchase payments,

              -    issuance of the contracts,

              - commencement or continuance of annuity payments under the contracts, or

              -    death of the owner or annuitant.

         In addition, we will withhold taxes to the extent required by applicable law.

         Except for residents of those states which apply premium taxes upon receipt of purchase payments, we will deduct premium taxes from the contract value used to provide for annuity payments. For residents of those states which apply premium taxes upon receipt of purchase payments, we will deduct premium taxes upon payment of any withdrawal or death benefits or upon any annuitization. The amount deducted will depend on the premium tax assessed in the applicable state. State premium taxes currently range from 0% to 3.5% depending on the jurisdiction and the tax status of the contract and are subject to change by the legislature or other authority (see "APPENDIX C: STATE PREMIUM TAXES").

ADMINISTRATION FEE

         To compensate us for assuming certain administrative expenses, we reserve the right to charge an annual administration fee. Prior to the maturity date, we will deduct the administration fee on the last day of each contract year. If you surrender the contract for its contract value on any date other than the last day of any contract year, we will deduct the full amount of the administration fee from the amount paid. We are not currently assessing an administration fee.

                                   REINSURANCE

         We have entered into an indemnity coinsurance agreement with Peoples Security Life Insurance Company ("Peoples") to reinsure fixed annuity business written by us prior to January 1, 1999 for the product described in this prospectus.

         The indemnity aspects of the agreement provide that we remain liable for the contractual obligations whereas Peoples agrees to indemnify us for any contractual claims incurred. The coinsurance aspects of the agreement require that we transfer to Peoples an agreed upon percentage (currently, 100%) of assets backing the fixed annuity premiums received by us for fixed annuity contracts. Peoples reimburses us for a percentage of claims and provides expense allowances to cover commission and other costs associated with this fixed annuity business. Peoples' contractual liability runs solely to us, and no contract owner has any right of action against Peoples.

         Peoples is responsible for investing the fixed annuity premiums received and is at risk for any potential investment gains and losses. Under this agreement, we will continue to administer the fixed annuity business for which we will earn an expense allowance. We have set up a reserve to recognize that expense allowances received from Peoples under this indemnity coinsurance agreement do not fully reimburse us for overhead expenses allocated to this fixed annuity line of business.

         For fixed annuity business written by us on or after to January 1, 1999, The Manufacturers Life Insurance Company (U.S.A.) reinsures certain amounts with respect to the contract described in this prospectus under a reinsurance agreement with substantial similar terms to the Peoples Reinsurance Agreement.

               ADDITIONAL INFORMATION ABOUT MANULIFE NORTH AMERICA

DESCRIPTION OF BUSINESS

         Product Lines

         We issue fixed and variable annuity contracts. We allocate amounts invested in the fixed portion of the contracts either to our general account or, in the case of the contract described in this prospectus, to a non-unitized separate account. Amounts invested in the variable portion of the contracts are allocated to our separate accounts (excluding the Fixed Account). We invest separate account assets (other than the separate account described in this prospectus) in shares of Manufacturers Investment Trust (formerly NASL Series Trust) ("MIT"), a no-load, open end management investment company organized as a Massachusetts business trust.

         As of December 31, 1998, we were licensed to sell fixed and variable and variable life insurance in all states except New Hampshire and New York. Our wholly owned subsidiary, MNY, which we established in 1992, is licensed to sell fixed and variable annuity contracts in New York.

         Property and Office Location

         Our offices are located at 116 Huntington Avenue and 73 Tremont Street, Boston, Massachusetts where we lease office space. We do not own any real property which we use for business purposes.

MANAGEMENT DISCUSSION & ANALYSIS

         You should read the following analysis of our results from operations and our financial condition in conjunction with our Financial Statements and the related Notes to Financial Statements. In this "Management Discussion & Analysis" section we refer to ourselves as the Company.

OVERVIEW

         The following analysis of the consolidated results of operations and financial condition of the Company should be read in conjunction with the consolidated financial statements and the related notes to consolidated financial statements.

         Prior to 1998, the Company reported two segments, Annuities and Mutual Funds. The Mutual Fund segment consisted solely of the North American Funds, a group of thirteen mutual funds. During 1997, the Company disposed of its Mutual Fund segment to an unrelated party. In 1998 and 1997, pursuant to a revised plan of operations for MNY, the Company entered the Savings and Retirement Services and the Life Insurance businesses in New York. The Company now reports three segments: Annuities, Savings and Retirement Services, and Life Insurance. Because two of the Company's segments, Savings and Retirement Services and Life Insurance, were recently introduced, the assets, revenues and operations of those segments are not material to the Company's 1998 financial position or results of operations.

         The remainder of this discussion will be limited to the Annuities segment except as noted.

         The Company's primary source of earnings from the Annuities segment are fees assessed against policyholder account balances held in the Company's separate accounts including: mortality and expense risk charges, surrender charges and an annual administrative charge. In addition, the segment earns a spread between the advisory fees charged to manage the separate account assets invested in MIT and the subadvisory fees paid to external managers of those assets. A key factor in the Company's profitability is sustained growth in the underlying assets through market performance coupled with the ability to acquire and retain variable annuity and life deposits.

BASIS OF PRESENTATION

         During 1996, the Company adopted generally accepted accounting principles ("GAAP") in conformity with the requirements of the Financial Accounting Standards Board. A description of accounting policies can be found in
Note 2 to the consolidated financial statements.

REVIEW OF CONSOLIDATED OPERATING RESULTS

1998 Compared to 1997

         The Company recorded net income from continuing operations of $43.8 million in 1998 versus net income of $27.4 million in 1997, an increase of $16.4 million or 60%. The increase was primarily a result of fee income earned on additional separate account assets. Separate account assets grew by 28% while total assets increased by 27% during 1998. This growth is attributed to record sales of $2.4 billion for 1998 compared to 1997 sales of $2.2 billion, strong equity market performance during 1998 and favorable contract persistency. Total fees, including advisory fees, generated by separate accounts and policyholder funds increased by $67.0 million or 34% in 1998. Net investment income grew by $4.3 million or 54% due to additional fixed account sales. In addition, the Company recognized additional net investment income for the full year of 1998 associated with the $47.7 million capital infusion received in the fourth quarter of 1997 to support expanded operations in New York.

         The Company incurred total benefits and expenses in 1998 of $206.5 million, an increase of $46.2 million, or 29% compared to 1997. The additional expenses are associated with higher subadvisory fees generated from higher asset levels in MIT, an increase in non-capitalized acquisition expenses and other costs associated with growth in the Company's business, and additional start-up expenses associated with expanding the Company's operations in New York.

         The discontinued Mutual Fund segment, under the terms of the sale agreement concluded in 1997, received a contingent payment of $1.0 million payment on October 1, 1998. After taxes and an adjustment to the final sales price, this segment recorded an additional $0.6 million gain on sale in 1998 compared to net income of $5.8 million, including a $5.9 million gain on sale, in 1997.

1997 Compared to 1996

         The Company recorded net income of $33.2 million in 1997 versus net income of $15.7 million in 1996, an increase of $17.5 million or 112%. A portion of the increase, $6.6 million, is attributed to the gain on the disposal of the Company's mutual fund segment and the decreased loss from its operations in 1997. The increase in net income from continuing operations was primarily a result of fee income earned on additional separate account assets. Separate account assets grew by 40% while total assets increased by 56% during 1997. This growth is attributed to record sales of $2.2 billion for 1997 compared to 1996 sales of $1.4 billion, strong equity market performance during 1997 and favorable contract persistency. The record sales for 1997 were attributable to the Company's implementation of the Efficient Frontier Investment model in early 1997 and the addition of competitively performing funds, including additional investment options. The latter includes five Lifestyle funds which offer the buyer the opportunity to invest in a pre-determined "fund of funds". In addition the Company also modified its product features and pricing to directly compete in a profitable manner with its key competitors. Total fees, including advisory fees, generated by separate accounts and policyholder funds increased by $52.7 million or 37% in 1997. Net investment income grew by $2.4 million or 45% due to higher fixed account sales and a $47.7 million capital infusion received in the fourth quarter of 1997 to support expanded operations in MNY.

         The Company incurred total benefits and expenses in 1997 of $160.3 million, an increase of $38.2 million, or 31% compared to 1996. The additional expenses are associated with higher subadvisory fees generated from higher asset levels in MIT, an increase in non-capitalized acquisition expenses and other costs associated with growth in the Company's business, and additional operating expenses associated with expanding the Company's operations in New York.

         The mutual fund segment net loss from operations improved by $0.6 million between 1997 and 1996. The decrease in the loss is primarily attributable to higher advisory fees and other revenues through the nine month period ended September 30, 1997 (date of disposal). Total revenues for this segment were $10.5 million (nine month period) in 1997 compared to $12.5 million (twelve month period) for 1996.

FINANCIAL POSITION

1998 Compared to 1997

         Total assets increased from $10.6 billion at December 31, 1997 to $13.5 billion at December 31, 1998, an increase of $2.9 billion or 27%. Separate account assets increased by 28% in 1998 compared to 1997 and represent 90% of total assets as the Company continues to focus on its variable option insurance products. The Company continues to own high quality investment grade fixed maturity investments to support its general account liabilities and shareholder's equity. The Company's deferred acquisition costs (DAC) asset grew by 23% as the Company experienced record sales volumes during 1998 and deferred the related costs, net of current amortization, associated with those sales. Due from reinsurers increased $88.0 million as a result of higher fixed deferred account values related to 1998 dollar cost averaging promotions offered to policyholders in 1998.

         Total liabilities increased proportionately with the growth in the related assets during 1998, primarily in the Company's separate accounts. During 1998, the Company borrowed an additional $57.5 million from Manulife to support its record sales volumes and related acquisition expenses. Amount payable to reinsurers increased by $81.0 million primarily as a result of higher fixed annuity deposits and increased account values associated with the policies reinsured under the fixed annuity coinsurance agreement.

         The growth in retained earnings is due to net income from continuing operations and discontinued operations of $43.8 million and $0.6 million, respectively, during 1998. In addition, shareholders equity increased $0.9 million due to higher market values associated with invested assets at December 31, 1998.

1997 Compared to 1996

         Total assets increased from $7.8 billion at December 31, 1996 to $10.6 billion at December 31, 1997, an increase of $2.8 billion or 36%. Separate account assets increased by 40% in 1997 compared to 1996 and represented 90% of total assets as the Company continues to focus on its variable option insurance products. Fixed maturity and short-term investments, included in invested assets, increased by 36% during 1997. This increase is a result of a $47.7 million capital infusion in the fourth quarter of 1997 to support expansion of MNY's operations to include individual life insurance and pension products in the state of New York. The Company continues to own high quality investment grade fixed maturity investments to support its general account. The Company's DAC asset grew by 25% as the Company experienced record sales volumes during 1997 and deferred the related costs, net of current amortization, associated with the sales. Due from reinsurers decreased $19.6 million as a result of lower fixed deferred account values associated with the policies reinsured under the Company's coinsurance agreement.

         Total liabilities have increased proportionately with the growth in the related assets during 1997, primarily in the Company's separate accounts. During 1997, the Company borrowed an additional $25.0 million from Manulife to support the record sales volumes and related acquisition expenses. Amount payable to reinsurers decreased $22.0 million primarily as a result of lower fixed deferred account values associated with the policies reinsured under the Company's coinsurance agreement.

         The Company received $47.7 million of additional capital to support expansion of its New York operations. The growth in retained earnings is due to net income from continuing operations and discontinued operations of $27.4 million and $5.8 million, respectively, during 1997. In addition, shareholders equity increased $0.7 million due to higher market values associated with invested assets at December 31, 1997.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of business operations. Historically, the Company's principal cash flow sources have been deposits and charges on contracts, investment income, maturing investments, and proceeds from sales of investment assets. In addition to the need for cash flow to meet operating expenses, the liquidity requirements of the Company relate principally to its annuity liabilities and to the funding of investments in new products, processes, and technologies. The liabilities mentioned above include the payment of benefits under its annuity contracts along with contract withdrawals and policy loans.

         The general account liabilities consist of policyholder funds whose liquidity requirements do not fluctuate significantly from one year to the next. Policyholder transactions related to separate accounts do not materially impact the cash flow of the Company.

         The substantial increase in the Company's sales since 1993 has resulted in the Company requiring cash financing to support this growth. The Company must invest all of its variable option deposits in the separate accounts while paying commissions and acquisition expenses related to these deposits and other sales from its general account. Prior to 1995, the Company used capital and general account assets to fund these costs. Since 1995, the Company's fixed account acquisition expenses are largely funded through a fixed account reinsurance agreement. Substantially all variable account acquisition costs are financed through borrowing from Manulife, starting in 1996, and internally generated cash flows.

         The Company maintains a prudent amount invested in cash and short term investments. At the end of 1998, this amounted to $44.4 million or 21% of total investments compared to $ 22.3 million in 1997 or 13%. In addition, the Company's liquidity is managed by maintaining an easily marketable portfolio of fixed maturity securities. Because of the excess expense over income which arises from the cost of new policy issues, the continued success in generating sales will not only result in losses in the results from operations, but will create a cash flow strain as well. As a result, the Company on an annual basis forecasts its capital and financing requirements to support its operations. The Company looks to Manulife for the necessary capital or financing to support the Company's growth.

         The Company's net cash flows from operating activities were ($18.7) million, ($38.8) million and ($34.2) million for the years ended December 31, 1998, 1997 and 1996, respectively. The negative cash flows from operations are primarily related to increased commissions and acquisition expenses associated with increasing sales volumes. Offsetting these items each year are increases in total fees, including net advisory fees, generated by separate accounts and policyholder funds.

         The Company's net cash flows from investing activities were ($33.3) million, ($39.1) million and ($3.3) million for the years ended December 31, 1998, 1997 and 1996, respectively. The decrease in cash flows for 1998 resulted primarily from fixed maturity securities maturing or sold offset by an increase in purchases of fixed maturity securities to meet the Company's cash flow needs. The negative cash flows in 1997 were primarily attributable to the purchases of fixed maturity securities associated with the capital infusion of $47.7 million and were partially offset by the disposal of the Mutual Fund segment in 1997 and the disposal of foreclosed real estate. The negative cash flows in 1996 were primarily attributable to the purchases of fixed maturity securities associated with the capital infusion of $18.0 million and were offset by the liquidation of "seed money" invested in the underlying MIT and NAF funds and the disposal of foreclosed real estate.

         The Company's net cash flows from financing activities were $55.1 million, $73.2 million, and $38.5 million, for the years ended December 31, 1998, 1997 and 1996, respectively. The increase in net cash flows for all three years is primarily related to additional borrowings from Manulife to support the Company's growth. Net deposits to policyholder funds for 1998 and 1997 and capital contributions in 1997 and 1996 also contributed additional cash to the Company. Offsetting the cash flows for all three years are reinsurance costs and, in 1996, the Company incurred net redemptions from policyholder funds.

         Aside from the financing required to partially fund acquisition costs, the Company's cash flows are adequate to meet the general obligations on all annuity contracts.

CAPITAL REQUIREMENTS AND SOLVENCY PROTECTION

         In order to enhance the regulation of insurer solvency, the NAIC has established minimum Risk Based Capital (RBC) requirements. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The RBC model law requires that life insurance companies report on a formula-based RBC standard which is calculated by applying various factors to asset, premium and reserve items. The formula takes into account risk characteristics of the life insurer, including asset risk, insurance risk, interest risk and business risk. If an insurer's ratio falls below certain thresholds, regulators will be authorized, and in some circumstance required, to take regulatory action.

         The Company's policy is to maintain capital and surplus balances well in excess of the minimums required under government regulations in all jurisdictions in which the Company does business. At December 31, 1998 the Company's capital and surplus balances exceeded all such required minimums.

IMPACT OF YEAR 2000

         The Company makes extensive use of information systems in the operations of its various businesses, including for the exchange of financial data and other information with customers, suppliers and other counterparties. The Company also uses software and information systems provided by third parties in its accounting, business and investment systems.

         The Year 2000 risk, as it is commonly known, is the result of computer programs being written using two digits, rather than four, to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the Year 2000. This could result in systems failures or miscalculations causing disruptions of operations, including among other things, a temporary inability to process transactions, send premium billing notices, make claims payments or engage in other normal business activities.

         The systems used by the Company have been assessed as part of a comprehensive written plan conducted by The Manufacturers Life Insurance Company (collectively with its subsidiaries "Manulife"), to ensure that computer systems and processes of Manulife and its subsidiaries and affiliates, including the Company, will continue to perform through the end of this century and in the next.

         In 1996, in order to make Manulife's systems Year 2000 compliant, a program was instituted to modify or replace both Manulife's information technology systems ("IT systems") and embedded technology systems ("Non-IT systems"). The phases of this program include (i) an inventory and assessment of all systems to determine which are critical, (ii) planning and designing the required modifications and replacements, (iii) making these modifications and replacements, (iv) testing modified or replaced systems, (v) redeploying modified or replaced systems and (vi) final management review and certification. For most IT and non-IT systems identified as critical, certification has been completed for the Company. Of those systems classified as critical, management believes that over 99% were Year 2000 compliant at the end of 1998. Management continues to focus attention on the remaining 1% of critical systems. Those that affect the Company are expected to be compliant by the end of the second quarter in 1999. Management believes that the Company's non-critical systems will be Year 2000 compliant by the end of the second quarter 1999.

         In addition to efforts directed at Manulife's own systems, Manulife is presently consulting vendors, customers, and other third parties with which it deals in an effort to ensure that no material aspect of Manulife's operations will be hindered by Year 2000 problems of these third parties. This process includes providing third parties with questionnaires regarding the state of their Year 2000 readiness and, where possible or where appropriate, conducting further due diligence activities.

         Manulife recognizes the importance of preparing for the change to the Year 2000 and, in January 1999, commenced preparation of contingency plans, in the event that Manulife's Year 2000 program has not fully resolved its Year 2000 issues. The Year 2000 Project Management Office for Manulife's U.S. Division is coordinating the preparation of the Year 2000 contingency plan on behalf of U.S. Division affiliates and subsidiaries. Contingency planning is targeted for completion by mid-1999.

         Management currently believes that, with modifications to existing software and conversions to new software, the Year 2000 risk will not pose significant operational problems for Manulife's computer systems. As part of the Year 2000 program, critical systems were "time-shift" tested in the Year 2000 and beyond to confirm that they will continue to function properly before, during and after the change to the Year 2000. However, there can be no assurance that Manulife's Year 2000 program, including consulting third parties and its contingency planning, will avoid any material adverse effect on Manulife's operations, customer relations or financial condition. Manulife estimates the total cost of its Year 2000 program will be approximately $59 million, of which $49.5 million has been incurred through December 31, 1998; however, there can be no assurance that the actual cost incurred will not be materially higher than such estimate. Most costs will be expensed as incurred; however, those costs attributed to the purchase of new software and hardware will generally be capitalized. The total cost of the Year 2000 program is not expected to have a material effect on Manulife's net operating income.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

         Market risk is the risk that the Company will incur losses due to adverse changes in market rates and prices. The primary market risk exposure for the Company is the impact of lower than expected equity market performance on its asset-related fee revenue. The Company also has certain exposures to changes in interest rates.

         Equity Risk

         The Company earns asset based fees based on the asset levels invested in the separate accounts. As a result, the Company is subject to equity risk and the effect changes in equity market levels will have on the amounts invested in the separate accounts. The Company estimates that the effect of a 10% decline in equity fair values in force at December 31, 1998, if the decline existed throughout 1999, would adversely affect the Company's asset based fees for 1999 by $28.6 million.

         Interest Rate Risk

         Interest rate risk is the risk that the Company will incur economic losses due to adverse changes in interest rates. This risk arises from the issuance of certain interest sensitive annuity products and the investing of those proceeds in fixed rate investments. The Company manages its interest rate risk through an asset/liability management program. The Company has established a target portfolio mix which takes into account the risk attributes of the liabilities supported by the assets, expectations of market performance, and a generally conservative investment philosophy. Preservation of capital and maintenance of income flows are key objectives of this program. In addition, the Company has diversified its product portfolio offerings to include products that contain features that will protect it against fluctuations in interest rates. Those features include adjustable crediting rates, policy surrender charges, and market value adjustments on liquidations.

         Based upon the Company's investment strategy, asset-liability management process, and the calculated durations of its assets and liabilities at December 31, 1998, management estimates that a 100 basis point immediate, parallel increase in interest rates for the entire year of 1999 would decrease the fair value of its duration managed assets by approximately $1.2 million. There would be no effect on the fair value of the Company's liabilities because of the features inherent in the Company's products.

REGULATION

         The Company is subject to the laws of the State of Delaware governing insurance companies and to the regulation of the Delaware Insurance Department. In addition, the Company is subject to regulation under the insurance laws of other jurisdictions in which the Company operates. Regulation by each insurance department includes periodic examination of the Company's financial position and operations, including contract liabilities and reserves. Regulation by supervisory agencies includes licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulation of the type and amounts of permitted investments. The Company's books and accounts are subject to review by each insurance department and other supervisory agencies at all times, and the Company files annual statements with these agencies.

         Several insurers affiliated with the Company, are domiciled in Michigan and therefore are subject to Michigan regulation. Consequently, the Michigan Insurance Bureau has jurisdiction in applying its laws and regulations to transactions which may occur between the Company and any of Manulife's United States subsidiaries. Under Michigan holding company laws and other laws and regulations, intercompany transactions, transfers of assets and dividend payments may be subject to prior notification or approval depending upon the size of such transfers and payments in relation to the financial positions of the companies. Transactions between the Company and Manulife or any if its subsidiaries are primarily regulated by Delaware but may also be subject to Michigan regulation.

         Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

         Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Federal legislation that removed barriers preventing banks from engaging in the insurance business or that changed the Federal income tax treatment of insurance companies, insurance company products, or employee benefit plans could significantly affect the insurance business.

SELECTED FINANCIAL DATA

                                                                    For the Years Ended December 31
                                                  --------------------------------------------------------------------
                                                      1998          1997          1996          1995          1994*
                                                      ----          ----          ----          ----          -----
                                                                             (in thousands)
Under Generally Accepted Accounting Principles:

Total Revenues                                    $   274,216   $   202,751   $   147,772   $   143,896

Net Income                                             44,420        33,233        15,735        11,032

Total Separate Account Assets                      12,188,420     9,529,160     6,820,599     5,131,536

Total Assets                                       13,496,414    10,633,763     7,811,370     6,244,352

Shareholder's Equity                                  254,030       208,726       127,070        95,256

* Selected financial data under generally accepted accounting principles is not available for 1994. Prior to 1996, the Company prepared its financial statements in conformity with accounting practices prescribed or permitted by the Delaware Insurance Department which practices were considered GAAP for mutual life insurance companies. FASB Interpretation 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and other Enterprises (FIN 40), as amended, which was effective for 1996 annual financial statements, no longer permitted statutory-basis financial statements to be described as being prepared in conformity with GAAP. Accordingly, the Company has adopted various accounting pronouncements, principally Statement of Financial Accounting Standards No. 120, Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts (SFAS No. 120), which addresses the accounting for long-duration insurance contracts.

Pursuant to the requirements of the above pronouncements, the effect of the changes in accounting have been applied retroactively and the previously issued 1995 financial statements have been restated for the change.

                                                  For the Years Ended December 31
                                ----------------------------------------------- --------------------
                                    1998          1997          1996          1995           1994
                                    ----          ----          ----          ----           ----
                                                           (in thousands)
On Statutory Basis **:

Total Revenues                  $ 2,210,418   $ 1,944,058   $ 1,128,313   $ 1,058,882    $ 1,226,602

Net Income (Loss)                    28,067        22,259         3,067        (7,288)       (30,454)

Total Separate Account Assets    11,354,727     8,931,967     6,459,290     4,914,728      3,661,278

Total Assets                     11,494,727     9,055,820     6,517,773     4,962,504      4,240,248

Capital and Surplus                 157,940       139,171        69,554        50,158         59,408

** Statutory accounting practices differ in certain respects from generally accepted accounting principles. The significant differences relate to consolidation accounting, investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions. Charges for investment management, administration and contract guarantees have been reclassified from net transfers to total revenues for 1994-1997 to conform to the current year statutory presentation.

All information presented elsewhere in this document is presented under generally accepted accounting principles.


OUR OFFICERS AND DIRECTORS

         The following table presents certain information regarding our Directors and executive officers, including their age and principal occupations, which, unless specific dates are shown, are of more than five years duration.


Name                    Position with The Company     Principal Occupation
----                    -------------------------     --------------------

John D. DesPrez III     Chairman of the Board of      Executive Vice President, U.S. Operations, Manulife, January 1,
Age: 42                 Directors*                    1999 to present; Senior Vice President, U.S. Annuities,
                                                      Manulife, September 1996 to present; Director and President of The
                                                      Company, September 1996 to present; Vice President, Mutual Funds,
                                                      Manulife, January, 1995 to September 1996, President and Chief Executive
                                                      Officer, North American Funds, March 1993 to September 1996; Vice President
                                                      and General Counsel of The Company, January 1991 to June 1994.

Theodore F.             Director and President        President, The Company and Senior Vice President, U.S.
Kilkuskie, Jr.                                        Annuities, Manulife, January 1, 1999 to present, Senior Vice
Age: 43                                               President, U.S. Insurance, Manulife, February 1998 to December
                                                      1998, Vice President U.S. Insurance, June 1995 to February
                                                      1998, Executive Vice President Mutual Fund Sales & Marketing,
                                                      Metropolitan Life Insurance Company, March 1994 to June 1995.

John D. Richardson      Director*                     Senior Executive Vice President and General Manager, U.S.
Age: 61                                               Operations, Manulife, January 1995 to present; Director of The
                                                      Company, March 1997 to present; Senior Vice President and
                                                      General Manager, Canadian Operations, Manulife, June 1992 to

                                                      January 1995.

Robert Boyda            Vice President, Investment    Vice President, Investment Management Services of The Company,
Age: 42                 Management Services           January 1997 to present; Assistant Vice President, Management
                                                      Service, Manulife, August 1994 to January 1997; General Manager,
                                                      Retail Banking, CIBC, January 1987 to April 1994.

James D. Gallagher      Vice President, Secretary     Vice President, Legal Services U.S. Operations, Manulife,
Age: 44                 and General Counsel           January 1996 to present; Vice President, Secretary and General
                                                      Counsel of The Company, June 1994 to present; Vice President and Associate General Counsel, The Prudential Insurance Company
                                                      of America, 1990-1994.

Hugh C. McHaffie        Vice President, U.S.          Vice President, Product Development, Annuities, Manulife,
Age: 40                 Annuities and Product         January 1996 to present; Vice President U.S. Annuities and
                        Development                   Product Development of The Company August 1994 to present;
                                                      Product Development Executive of The Company, August 1990 to
                                                      August 1994.

David W. Libbey         Vice President, Treasurer,    Vice President and Chief Financial Officer, Annuities,
Age: 51                 and Chief Financial Officer   Manulife, December 1997 to present; Vice President, Treasurer and Chief Financial Officer of The Company December 1997 to present;
                                                      Vice President, Finance of The Company June 1997 to December 1997;
                                                      Vice President & Actuary, Paul Revere Insurance Group June 1970 to
                                                      March 1997.

Janet Sweeney           Vice President, Corporate     Vice President, Human Resources, U.S. Operations, Manulife,
Age: 48                 Services                      January 1996 to present; Vice President, Corporate Services of
                                                      The Company, January 1995 to present; Executive, Corporate Services of The Company, July 1989 to December 1994.

John G. Vrysen          Vice President and Chief      Vice President and Chief Financial Officer, U.S. Operations,
Age: 43                 Actuary                       Manulife, January 1996 to present; Vice President and Chief
                                                      Actuary of The Company, January 1986 to present.

William Hayward         Vice President,               Vice President, Administration, The Company, June 1998 to
Age: 43                 Administration                present; Vice President, Administration, Allmerica Financial
                                                      Services, August, 1994 to May, 1998; Executive, Administration, The
                                                      Company, May 1991 to August 1994.

Cindy Granata           Vice President, Information   Vice President, Information Systems, The Company, 1998 to
Age: 47                 Systems                       present; Director, Information Systems, Allmerica Financial,
                                                      1996-1998; Assistant Vice President, Strategic Planning,
                                                      Massachusetts Casualty Insurance Company, 1991-1996.

*Each Director is elected to serve until the next annual meeting of shareholders or until his or her successor is elected and qualified.

EXECUTIVE COMPENSATION

         We refer to ourselves as the "Company" in the "Executive Compensation" section.

         The Company's executive officers may also serve as officers of one or more of Manulife's affiliates. Allocations have been made as to such officers' time devoted to duties as executive officers of The Company. The following table shows the allocated compensation paid or awarded to or earned by The Company's Chief Executive

Officer for services provided to The Company and any other executive officer who had allocated cash compensation in excess of $100,000.

                           Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------------
Name and Principal     Year      Salary      Bonus(1)       Other         Restricted    Securities      LTIP       All Other
Position                                                    Annual        Stock         Underlying      Payout     Compensa-
                                                            Compensa-     Award(s)      Options/SARs               tion(3)
                                                            tion(2)
----------------------------------------------------------------------------------------------------------------------------
John D. DesPrez III,   1998      $118,250     $70,735        $4,274       N/A           N/A             N/A         $3,557
President

David W. Libbey,       1998      $111,998     $41,000       $10,679       N/A           N/A             N/A         $1,858
Vice President
Treasurer

John D. Richardson,    1998       $74,167     $57,333        $9,000       N/A           N/A             $11,698     $  104
Chairman

(1) Bonus for 1997 performance paid in 1998.

(2) Does not include group health insurance since the plans are the same for all salaried employees.

(3) Other Compensation includes the value of term life insurance premiums paid by Manulife for the benefit of the executive officer and for US domiciled officers it includes Company paid 401(k) plan contributions. In prior years, this column included company paid pension plan contributions for US domiciled officers but this year there were no company paid contributions since the plan is overfunded.

         The Management Resources and Compensation Committee (the "Committee") of the Board of Directors is comprised of six external directors. The Committee's principal mandate is to approve the appointment, succession and remuneration of Manulife's Executive Vice Presidents and Senior Vice Presidents, including the Named Executive Officers. For the President and Chief Executive Officer of Manulife, the Committee makes compensation recommendations that are then approved by the entire Board. The Committee also approves the compensation programs for all other officers as well as the annual review of the Annual Incentive Plan awards and Long-Term Incentive Plan grants for all officers of Manulife and it's subsidiaries.

         In addition to the annual reviews, the Committee approves any major changes to all policies which are designed to attract, retain, develop and motivate employees and all pension plans of Manulife and it's subsidiaries.

         Manulife's executive compensation policies are designed to recognize and reward individual performance as well as provide a total compensation package which is competitive with the median of Manulife's comparator group, which is comprised of Schedule I banks and major life insurance companies. Further, Manulife ensures that its compensation levels are competitive within local markets outside of Canada.

         Manulife's executive compensation program is comprised of three key components; base salary, annual incentives and long-term incentives. Officers of The Company participate in the following Manulife compensation programs.

Salary

         The Committee approves the salary ranges and salary increase levels for all of Manulife's Executive and Senior Vice Presidents individually, and all Vice Presidents as a group, based on competitive industry data for all markets in which Manulife operates. Salary increases for Manulife's officers have been consistent with the salary increase programs approved for all employees.

         In establishing Manulife's competitive position and developing annual salary increase programs, Manulife uses several annual surveys as prepared by independent compensation consulting firms with reference to publicly disclosed information.

Annual Incentive Plan

         Manulife's Annual Incentive Plan ("AIP") provides executive officers of Manulife with the opportunity to earn incentive bonuses based on the achievement of pre-established corporate and divisional earnings objectives and divisional and individual performance objectives.

         The Committee and management periodically review the design of the incentive plan to ensure that it:

(i)   is competitive with Manulife's comparator groups;
(ii)  supports, and aligns, with Manulife's strategic objectives; and
(iii) recognizes and rewards individual contributions and value creation.

         In conducting these reviews, Manulife obtains advice from independent, external consultants.

         The AIP uses earnings and performance measures to determine awards with predetermined thresholds for each component as approved by the Committee annually. Incentive awards are established for each participant based on organizational level. Incentive award levels range from 12% to 60% of base salary assuming achievement of targeted performance objectives. When corporate and divisional performance objectives are significantly exceeded, a participant can receive incentive awards ranging from 30% to 150% of base salary. If corporate and divisional performance objectives are below targeted performance, the incentive awards are adjusted downward according to plan guidelines. The Named Executive Officers participate in the AIP on the same basis as all other officers.

Long Term Incentive Plan

                                                              Estimated Future Payouts Under
                                                         Non-Securities-Price-Based Plans (US $)(3)
                                                         -----------------------------------------
         Name             Securities     Performance or   Threshold       Target        Maximum
                        Units or Other    Other Period    ($ or #)      ($ or #)(4)     ($ or #)
                         Rights (#)(1)       Until
                                         Maturation or
                                            Payout(2)
John D. DesPrez III         5,245         Jan. 1, 2002       N/A           $35,787       N/A

David W. Libbey             4,338         Jan. 1, 2002       N/A           $29,599       N/A

John D. Richardson          7,831         Jan. 1, 2002       N/A            $6,412       N/A


Notes:

(1) Each grant has two components: Cash Appreciation Rights and Retirement Appreciation Rights.

(2) The appreciation in the value of Cash Appreciation Rights are redeemed four years following the grant date. Retirement Appreciation Rights are only redeemed upon retirement or cessation of employment with Manulife.

(3) Canadian dollars converted to US dollars using a book rate of 1.50.

(4) The target is calculated assuming Cash Appreciation Rights are exercised in the fourth year. At that time 50% of the target is redeemed in cash and the balance continues to appreciate until redeemed upon retirement or cessation of employment.

         Manulife's Board of Directors approved the implementation of a Long-Term Incentive Plan ("LTIP") effective April 1, 1994. All employees at the Vice President level and above are eligible to participate in the LTIP.

         The purpose of the LTIP is to encourage executive officers to act in the long-term interests of Manulife and to provide an opportunity to share in value creation as measured by changes in Manulife's statutory surplus. The LTIP is an appreciation rights plan which requires that a substantial portion of any accumulated gain remain invested with Manulife during the participant's career with Manulife.

         The Committee reviews the LTIP on an annual basis having regard to Manulife's performance, targeted growth and competitive position. The Committee approves grants on a prospective basis considering management's recommendations for participation, size and terms of grant.

         Grants of appreciation rights are generally made to participants in the LTIP each year. The number of appreciation rights granted to participants is determined based on the net present value of the potential payout represented by the appreciation rights, assuming that Manulife's surplus grows at a targeted rate. Appreciation rights are granted such that this net present value represents between 20% and 115% of the participant's salary level on the date of grant.

Perquisites

         In addition to cash compensation, all officers are entitled to a standard benefit package including medical, dental, basic and dependent life insurance, long and short-term disability coverage and defined contribution or defined benefit plan.

         US domiciled officers at the Vice President levels and above are provided with an automobile and parking benefit, cellular telephone and computer. The automobile benefit covers insurance and maintenance. There are no other benefit packages which currently enhance overall compensation by more than 10%.

         Canadian domiciled officers at the Vice President levels and above are eligible to receive the Executive Flexible Spending Account. The objective of the program is to assist and encourage the executive officers to represent the interests and high standards of Manulife, both from a business and a personal perspective. The program's flexibility allows use of the allowance for benefit choices from a comprehensive list of options, including: car, mortgage subsidy and club memberships.

U.S. Retirement Plans

         With the integration of the Manulife and North American Life operations, a review of the retirement programs for the employees in the United States was conducted in 1998. As a result of this review, effective July 1, 1998, (i) the two defined benefit pension plans (The Manulife United States Salaried Employees Pension Plan and the North American Life Staff Pension Fund 1948 for United States Members) were merged and converted to a Cash Balance Plan, entitled "The Manulife U.S. Cash Balance Plan"; (ii) the Supplemental Pension Plan for United States Salaried Employees of Manufacturers Life Insurance Company was converted into a Cash Balance Supplemental Plan, entitled "The Manulife U.S. Supplemental Cash Balance Plan"; and, (iii) the two 401(k) plans

(The Manulife 401(k) Savings Plan and the North American Security Life 401(k) Savings Plans) were merged and restated into The Manulife U.S. 401(k) Savings Plan.

         The executives of The Company are eligible to participate in the three restated retirement plans as sponsored by The Manufacturer's Life Insurance Company (U.S.A.).

The Manulife Cash Balance Plan

         To implement the conversion to the Cash Balance Plan, participants in the two former defined benefit plans were provided with opening account balances equal to the value of their accrued benefit under their respective prior plan participation as at June 30, 1998, using interest rate assumption equal to the Pension Benefit Guaranty Corporation (PBGC) rate for 1998.

         Under this plan, which is a defined benefit plan, a separate account is established for each participant. The account receives company contribution credits based on vesting service and earnings as outlined in the table below. The account earns semi-annual interest credits based on the yield of one-year Treasury bills plus half a percentage point, subject to a minimum interest credit of 5.25%. The yearly maximum amount of eligible pay allowed under the qualified plan is $160,000 for 1998. Employees are vested after 3 years of vesting service. Normal retirement age is 65. Pension benefits are provided to those who terminate after three years of vesting service, and the normal retirement benefit is actuarially equivalent to the cash balance account at normal retirement date. Early benefits are actuarially equivalent to the normal retirement benefits but are subsidized for participants who were age 45 and 5 or more years of vesting service on July 1, 1998 and who terminate employment after attaining age 50 and completing 10 years of service. For these grandfathered participants, the prior early retirement factors under the Manulife Plan apply. The normal form of payment under the Cash Balance Plan is a life annuity, with various optional forms available, including a lump sum equal to the cash balance account.

                      Company Contribution Credits

Years of Vesting Service                             Percentage of Eligible Pay

Less than 6                                                       4%
6, but less than 11                                               5%
11, but less than 16                                              7%
16, but less than 21                                              9%
21 or more                                                       11%

Projected Cash Balance Plan pension benefits at age 65 payable as an annual life annuity.

                                Years of Service

Renumeration ($)          15           20          25          30          35
                           $            $           $           $           $
      $150,000          16,960       30,178      49,664      76,018      111,659
       175,000          18,090       32,190      52,975      81,086      119,103
       200,000          18,090       32,190      52,975      81,086      119,103
       225,000          18,090       32,190      52,975      81,086      119,103
       250,000          18,090       32,190      52,975      81,086      119,103
       300,000          18,090       32,190      52,975      81,086      119,103
       400,000          18,090       32,190      52,975      81,086      119,103
       500,000          18,090       32,190      52,975      81,086      119,103

The Manulife U.S. Supplemental Cash Balance Plan

         In addition to their pension plan benefits, executives are eligible for benefits under The Manulife U.S. Supplemental Cash Balance Plan. This is a non-contributory, non-qualified plan, the purpose of which is to provide the executives with the same level of retirement benefits they would have been entitled to but for the limitations prescribed for qualified plans under the Internal Revenue Code. Opening account balances were established using the same method as The Manulife U.S. Cash Balance Plan. During the period of an executive's active participation in the plan, annual company contributions are made with respect to the portion of the executives earnings which is in excess of $160,000 for 1998 as outlined below with interest credited under this plan at the same rate as provided under the Cash Balance Plan. In addition, a one time contribution may be made for a participant if it is determined at the time of their termination of employment, that the participant's pension benefit under the Cash Balance Plan is limited by Internal Revenue Code Section 415. Together, these contributions serve to restore to the participant the benefit that they would have been entitled to under the Cash Balance Plan's benefit formula but for the limitations, in Internal Revenue Code Sections 401(a)(17) and 415. Benefits are provided to those who terminate after three years. The default form of payment under the plan is a lump sum, although participants may elect to receive payment in the form of an annuity provided that such election is made within the time period prescribed in the plan.


Complete Years of Cash
Balance Service Credits as of               Percentage of Eligible Pay          Percentage of Eligible Pay
December 31st                               up to $200,000                      over $200,000

Less than 6                                          4%                                 4%
6, but less than 11                                  5%                                 5%
11, but less than 16                                 7%                                 5%
16, but less than 21                                 9%                                 5%
21 or more                                           11%                                5%

Projected Supplemental pension benefits at age 65 payable as an annual life annuity.

                                Years of Service

Renumeration ($)          15           20          25          30          35
                           $           $            $           $           $
      $150,000               0           0            0           0           0
       175,000           1,696       3,018        4,966       7,602      11,166
       200,000           4,523       8,048       13,244      20,271      29,776
       225,000           7,081      12,178       19,501      29,404      42,797
       250,000           9,639      16,309       25,757      38,536      55,818
       300,000          14,756      24,570       38,271      56,801      81,861
       400,000          24,990      41,092       63,298      93,330     133,946
       500,000          35,224      57,615       88,325     129,859     186,031

Projected Cash Balance and Supplemental pension benefits at age 65 payable as an annual annuity.

                                Years of Service

Renumeration ($)          15           20          25          30          35
                           $            $           $           $           $
      $150,000          16,960       30,178      49,664       76,018     111,659
       175,000          19,786       35,208      57,941       88,688     130,269
       200,000          22,613       40,238      66,219      101,357     148,879
       225,000          25,171       44,368      72,476      110,490     161,900

       250,000          27,729       48,499      78,732      119,622     174,921
       300,000          32,846       56,760      91,246      137,887     200,964
       400,000          43,080       73,282     116,273      174,416     253,049
       500,000          53,314       89,805     141,300      210,945     305,134

The Manulife U.S. 401(k) Savings Plan

         In addition to the above plans a 401(k) Savings Plan is also offered. The plan allows employees of The Company to contribute on a pre-tax basis 1% to 15% of their earnings up to the yearly limit of $160,000 for 1998. The yearly maximum an employee can contribute is $10,000 for 1998. The company matches 50% of the first 6% of contributions. Employees become 100% vested in the employer matching contributions as outlined in the vesting schedule below. Additionally they become 100% vested if they retire on or after age 65, become disabled or die.

         Years of Vesting Service                    Vested Percentage

         Less than 2 years                                      0%
         2 years but less than 3                               50%
         3 years and thereafter                               100%

Messrs DesPrez and Libbey have 8.0 and 1.6 years of credited service, respectively as at December 31, 1998.

Canadian Retirement Plans

         Executive officers domiciled in Canada, and certain executive officers formerly domiciled in Canada, are eligible to participate in Manulife's Canadian Staff Pension Plan and to receive supplemental pension benefits under Manulife's supplemental retirement income program. Under these plans, income is payable for the life of the executive officer, with a guarantee of a minimum of 120 monthly payments. If the executive officer is married, the income is actuarially adjusted to a joint and survivor pension which pays a set amount during the life of the executive officer. Upon the death of the executive officer, this amount is reduced by one-third and is payable for the life of the spouse (provided that in no event is this amount reduced prior to 60 months from the date of retirement).

         Pensionable earnings for this purpose are calculated as the highest average of the base earnings and bonuses earned over any 36 consecutive months. The pension benefit is determined by years of service multiplied by the sum of 1.3% of pensionable earnings up to the average of the last three years maximum pensionable earnings ("YMPE") plus 2.0% of the excess of pensionable earnings over the average YMPE, without regard to the maximum pension limit for registered pension plans imposed by Revenue Canada.

         Employees hired after the age of 40 who become executive officers at the vice president level and above within one year of hire may also receive additional service credits equal to their actual period of service, to a maximum of 10 years.

         The following table sets forth the aggregate standard annual benefits payable to executive officers under Manulife's Canadian Staff Pension Plan and supplemental retirement income program.

                                Years of Service

Remuneration                15                20              25               30              35
      $                      $                 $               $                $               $
   125,000                 34,978          46,637           58,296          69,955          81,615
   150,000                 42,478          56,637           70,796          84,955          99,115
   175,000                 49,978          66,637           83,296          99,955         116,615
   200,000                 57,478          76,637           95,796         114,955         134,115

                 225,000                              64,978          86,637          108,296         129,955         151,615
                 250,000                              72,478          96,637          120,796         144,955         169,115
                 300,000                              87,478         116,637          145,796         174,955         204,115
                 400,000                             117,478         156,637          195,796         234,955         274,115
                 450,000                             132,478         176,637          220,796         264,955         309,115
                 500,000                             147,478         196,637          245,796         294,955         344,115
                 600,000                             177,478         236,637          295,796         354,955         414,115
                 700,000                             207,478         276,637          345,796         414,955         484,115
                 800,000                             237,478         316,637          395,796         474,955         554,115
                 900,000                             267,478         356,637          445,796         534,955         624,115
                1,000,000                            297,478         396,637          495,796         594,955         694,115

Mr. Richardson has 13.9 years of credited service, as at December 31, 1998. His entitlement includes additional service credits under the terms of the additional service credit program described above.

Employment Contracts

         Mr. DesPrez's previous compensation package with North American Security Life Insurance Company (the "Previous Agreement") included a termination provision which was subsequently incorporated into his employment agreement with The Manufacturers Life Insurance Company (U.S.A.). The Previous Agreement was due to expire 3 years from the date (January 1, 1996) North American Life Assurance Company merges with Manulife. The provision provides that if a termination occurs without just and proper cause prior to January 1, 1999, Mr. DesPrez shall be entitled to receive the following severance allowances and benefits in equal semi-monthly installments on the date of termination for a period of 18 months: one twelfth the sum of his annual base salary and the average of his last two years bonus payments multiplied by the number of months in the severance period. He would also receive a lump sum payment equal to the monthly average of his annual bonus payments for the last two years multiplied by the number of full months in which he provided employment services to the Employer during the calendar year in which he is terminated. The Employer will continue to pay for premiums for the benefit of Mr. DesPrez under the Employer's group life, medical, dental and vision insurance plans. Any unvested pension benefits shall vest at date of termination. The employer will pay for outplacement counseling services up to a maximum of $25,000.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA SEPARATE ACCOUNT D

         We established The Manufacturers Life Insurance Company of North America Separate Account D (formerly NASL Fixed Account) (the "Fixed Account") in 1996 as a separate account under Delaware law. It is not a registered investment company. The Fixed Account holds assets that are segregated from all of our other assets. The Fixed Account is currently used only to support the obligations under the contracts offered by this prospectus. These obligations are based on interest rates credited to the contracts and do not depend on the investment performance of the Fixed Account. Any gain or loss in the Fixed Account accrues solely to us and we assume any risk associated with the possibility that the value of the assets in the Fixed Account might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in the Fixed Account fall below reserve and other liabilities, we will transfer assets from our general account to the Fixed Account to make up the shortfall. We reserve the right to transfer to our general account any assets of the Fixed Account in excess of such reserves and other liabilities and to maintain assets in the Fixed Account which support any number of annuities which we offer or may offer. The assets of the Fixed Account are not insulated from the claims of our creditors and may be charged with liabilities which arise from other business which we conduct. Thus we may, at our discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, the general account for purposes of administration.

         We will invest the assets of the Fixed Account in those assets which we select and which are permitted by applicable state laws for separate account investment. As noted above under "REINSURANCE," two reinsurers are responsible for investing an agreed upon percentage (currently, 100%) of the assets in the Fixed Account.

DISTRIBUTION OF THE CONTRACT

         Our majority-owned subsidiary, MSS, a Delaware limited liability company with offices at 73 Tremont Street, Boston, Massachusetts 02108, is the principal underwriter of the contracts. It also provides advisory services to MIT. MSS is a broker-dealer registered under the 1934 Act and a member of the National Association of Securities Dealers, Inc. ("NASD"). MSS has entered into a non-exclusive promotional agent agreement with WLA. WLA is a broker-dealer registered under the 1934 Act and a member of the NASD. WLA is a wholly owned subsidiary of MWL, the holding company that is 62.5% owned by The Manufacturers Life Insurance Company (U.S.A.), 22.5% owned by MRL Holding, LLC and approximately 15% owned by the principals of WLA.

         The contracts will be sold by registered representatives of broker-dealers authorized by MSS to sell them. Such registered representatives will also be our licensed insurance agents. Under the promotional agent agreement, WLA will recruit and provide sales training and licensing assistance to such registered representatives and will prepare sales and promotional materials for our approval. MSS will pay distribution compensation to selling brokers in varying amounts which under normal circumstances are not expected to exceed 5% of purchase payments. MSS may from time to time pay additional compensation pursuant to promotional contests. Additionally, in some circumstances, MSS will provide reimbursement of certain sales and marketing expenses. MSS will pay the promotional agent for providing marketing support for the distribution of the contracts.

CONFIRMATION STATEMENTS

         We will send you confirmation statements for certain transactions in your account. You should carefully review these statements to verify their accuracy and should immediately report any mistake to our Annuity Service Office. If you fail to notify our Annuity Service Office of any mistake within 60 days of the mailing of the confirmation statement, you will be deemed to have ratified the transaction.

LEGAL PROCEEDINGS

         There are no material pending legal proceedings, other than ordinary routine litigation, to which we or any of our subsidiaries is a party or to which any of our or their property is subject. To the best of our knowledge, no such proceedings are contemplated by any governmental authority.

LEGAL MATTERS

         James D. Gallagher, Esq., our Vice President, Secretary and General Counsel, has passed upon all matters of applicable state law pertaining to the contract, including our right to issue the contract.

INDEPENDENT AUDITORS

         The consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 appearing in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NOTICES AND REPORTS TO CONTRACT OWNERS

         At least once each contract year, we will send you a statement showing the contract value of the contract as of the date of the statement. The statement will also show premium payments and any other information required by any applicable law or regulation.

 CONTRACT OWNER INQUIRIES

         You should direct all inquiries to our Annuity Service Office at P.O. Box 9230, Boston, Massachusetts 02205-9230.

                               FEDERAL TAX MATTERS

INTRODUCTION

         The following discussion of the federal income tax treatment of the contracts is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the contracts is unclear in certain circumstances, and you should consult a qualified tax adviser with regard to the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions. This discussion does not address state or local tax consequences associated with the purchase of the contracts.

         WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT, FEDERAL, STATE OR LOCAL, OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.

OUR TAX STATUS

         We are taxed as a life insurance company under the Code. The assets in the separate accounts are owned by us, and the income derived from such assets is includible as income for federal income tax purposes.

TAXATION OF ANNUITIES IN GENERAL

         Tax Deferral During Accumulation Period

         Under existing provisions of the Code, except as described below, any increase in contract value is generally not taxable to you as the contract owner or to the annuitant until received, either in the form of annuity payments as contemplated by the contracts, or in some other form of distribution. However, this rule applies only if the contract owner is an individual.

         As a general rule, deferred annuity contracts held by "non-natural persons," such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal income tax purposes. The income on such contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the owner during the taxable year. There are several exceptions to this general rule for non-natural contract owners. First, annuity contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as an agent for a natural person. However, this exception will not apply in the case of any employer which is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees.

         Other exceptions to the general rule for non-natural contract owners will apply with respect to:

                  - annuity contracts acquired by an estate of a decedent by reason of the death of the decedent,

                  - annuity contracts issued in connection with certain qualified retirement plans,

                  - annuity contracts purchased by employers upon the termination of certain qualified retirement plans,

                  - certain annuity contracts used in connection with structured settlement agreements, and

                  - annuity contracts purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

         In addition to the foregoing, if the contract's maturity date occurs, or is scheduled to occur, at a time when the annuitant is at an advanced age, such as over age 85, it is possible that the owner will be taxable currently on the annual increase in the contract value.

         The remainder of this discussion assumes that the contract will constitute an annuity for federal tax purposes.

         Taxation of Partial and Total Withdrawals

         In the case of a partial withdrawal, amounts received generally are includible in income to the extent the owner's contract value before the withdrawal exceeds his or her "investment in the contract." In the case of a total withdrawal, amounts received are includible in income to the extent they exceed the "investment in the contract." For these purposes the "investment in the contract" at any time equals the total of the purchase payments made under the contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain employer contributions to qualified contracts) less any amounts previously received from the contract which were not included in income.

         Other than in the case of qualified contracts (which generally cannot be assigned or pledged), any assignment or pledge (or agreement to assign or pledge) any portion of the contract value is treated as a withdrawal of such amount or portion. The investment in the contract is increased by the amount includible in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If you transfer your interest in a contract without adequate consideration to a person other than your spouse (or a former spouse incident to divorce), you will be taxed on the difference between your contract value and the investment in the contract at the time of transfer. In such case, the transferee's investment in the contract will be increased to reflect the increase in the transferor's income.

         There is some uncertainty regarding the treatment of the market value adjustment for purposes of determining the amount includible in income as a result of any partial withdrawal or transfer without adequate consideration. Congress has given the Internal Revenue Service ("IRS") regulatory authority to address this uncertainty. However, as of the date of this prospectus, the IRS has not issued any regulations addressing these determinations.

         Taxation of Annuity Payments

         Normally, the portion of each annuity payment taxable as ordinary income is equal to the excess of the payment over the exclusion amount. The exclusion amount is the amount determined by multiplying (1) the payment by (2) the ratio of the investment in the contract, adjusted for any period certain or refund feature, to the total expected value of annuity payments for the term of the contract (determined under Treasury Department regulations). A simplified method of determining the taxable portion of annuity payments applies to contracts issued in connection with certain qualified plans other than IRAs.

         Once the total amount of the investment in the contract is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant in his or her last taxable year.

         There may be special income tax issues present in situations where the owner and the annuitant are not the same person or are not married. You should consult a tax adviser in those situations.

         Taxation of Death Benefit Proceeds

         Amounts may be distributed from a contract because of the death of an owner or the annuitant. Prior to the maturity date, such death benefit proceeds are includible in income as follows:

                  - if distributed in a lump sum, they are taxed in the same manner as a full withdrawal, as described above, or

                  - if distributed under an annuity option, they are taxed in the same manner as annuity payments, as described above.

         After the maturity date, where a guaranteed period exists under an annuity option and the annuitant dies before the end of that period, payments made to the beneficiary for the remainder of that period are includible in income as follows:

                  - if received in a lump sum, they are includible in income to the extent that they exceed the unrecovered investment in the contract at that time, or

                  - if distributed in accordance with the existing annuity option selected, they are fully excludable from income until the remaining investment in the contract is deemed to be recovered, and all annuity payments thereafter are fully includible in income.

         Penalty Tax on Premature Distributions

         Where a contract has not been issued in connection with a qualified plan, there generally is a 10% penalty tax on the taxable amount of any payment from the contract. This penalty is not applicable if the payment is:

                  -        received on or after the owner reaches age 59-1/2;

                  - attributable to the owner becoming disabled (as defined in the tax law);

                  - made on or after the death of the owner or, if the owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

                  - made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of the owner and a "designated beneficiary" (as defined in the tax law), or

                  - made under a contract purchased with a single premium when the maturity date is no later than a year from purchase of the contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

         Aggregation of Contracts

         In certain circumstances, the IRS may determine the amount of an annuity payment or a withdrawal from a contract that is includible in income by combining some or all of the annuity contracts owned by an individual which are not issued in connection with a qualified plan. For example, if you purchases a contract offered by this prospectus and also purchases at approximately the same time an immediate annuity, the IRS may treat the two contracts as one contract.

         In addition, if you purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment not received as an annuity (including withdrawals prior to the maturity date) is includible in income. Thus, if during a calendar year you buy two or more of the contracts offered by this prospectus (which might be done, for example, in order to invest amounts in different guarantee periods), all of such contracts would be treated as one contract in determining whether withdrawals from any of such contracts are includible in income.

         The effects of such aggregation are not clear and depend on the circumstances. However, aggregation could affect the amount of a withdrawal that is taxable and the amount that might be subject to the 10% penalty tax described above.

         Loss of Interest Deduction Where Contracts are Held by or for the Benefit of Certain Non-Natural Persons

         In the case of contracts issued after June 8, 1997 to a non-natural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, recent changes in the tax law may result in a portion of otherwise deductible interest no longer being deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the contract. However, this interest deduction disallowance does not affect contracts where the income on such contracts is treated as ordinary income that is received or accrued by the owner during the taxable year. Entities that are considering purchasing the contract, or entities that will be beneficiaries under a contract, should consult a tax adviser.

QUALIFIED RETIREMENT PLANS

         In General

         The contracts are also designed for use in connection with certain types of qualified retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to participants in such qualified plans and to contracts used in connection with such qualified plans. In this prospectus we provide only general information about the use of the contract with the various types of qualified plans. Persons intending to use the contract in connection with a qualified plan should seek competent advice.

         The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain qualified contracts, there may be no "investment in the contract" and the total amount received may be taxable. Also, loans from qualified contracts, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, and the manner in which the loan must be repaid. (You should always consult your tax adviser and retirement plan fiduciary prior to exercising loan privileges.) Both the amount of the contribution that may be made, and the tax deduction or exclusion that the owner may claim for such contribution, are limited under qualified plans. If you are considering purchasing a contract for use in connection with a qualified retirement plan, you should consider, in evaluating the suitability of the contract, that the contract allows only a single premium purchase payment in an amount of at least $5,000. If this contract is used in connection with a qualified plan, the owner and annuitant must be the same individual. If a co-annuitant is named, all distributions made while the annuitant is alive must be made to the annuitant. Also, if a co-annuitant is named who is not the annuitant's spouse, the annuity options which are available may be limited, depending on the difference in ages between the annuitant and co-annuitant. Furthermore, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.

         Additionally, for contracts issued in connection with qualified plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the owner will have rights in the contract. In such a case, the owner may need the consent of the spouse or ex-spouse to a change annuity options or make a withdrawal from the contract.

         In addition, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, failure to comply with minimum distribution requirements applicable to qualified plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the qualified plan. In the case of Individual Retirement Accounts ("IRAs") (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the owner attains age 70-1/2. In the case of certain other qualified plans, distributions of such minimum amounts generally must commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires.

         There is also a 10% penalty tax on the taxable amount of any payment from certain qualified contracts. (The amount of the penalty tax is 25% of the taxable amount of any payment received from a "SIMPLE retirement account" during the 2-year period beginning on the date the individual first participated in any qualified salary reduction agreement (as defined in the tax law) maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of qualified plan. In the case of an IRA, including a "SIMPLE IRA," exceptions provide that the penalty tax does not apply to a payment (a) received on or after the owner reaches age 59-1/2, (b) received on or after the owner's death or because of the owner's disability (as defined in the tax law), or (c) made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the owner or for the joint lives (or joint life expectancies) of the owner and designated beneficiary (as defined in the tax law). These exceptions, as well as certain others not described herein, generally apply to taxable distributions from other qualified plans (although, in the case of plans qualified under sections 401 and 403, exception "c" above for substantially equal periodic payments applies only if the owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs taken after December 31, 1997 which are used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these two exceptions to the penalty tax. If you wish to take a distribution from an IRA for these purposes, you should consult your tax adviser.

         When issued in connection with a qualified plan, a contract will be amended as generally necessary to conform to the requirements of the plan. However, owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the contract. In addition, we will not be bound by terms and conditions of qualified plans to the extent such terms and conditions contradict the contract, unless we consent.

         Qualified Plan Types

         Following are brief descriptions of various types of qualified plans in connection with which we may issue a contract.

         Individual Retirement Annuities. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. IRAs are subject to limits on the amounts that may be contributed and deducted, the persons who may be eligible and on the time when distributions may commence. Also, distributions from certain qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The contract may not be used in connection with an "Education IRA" under Section 530 of the Code.

         Simplified Employee Pensions (SEP-IRAs). Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees, using the employees' IRAs for such purposes, if certain criteria are met. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. Employers intending to use the contract in connection with such plans should seek competent advice.

         SIMPLE IRAs. Section 408(p) of the Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence.

         Roth IRAs. Section 408A of the Code permits eligible individual to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in certain respects.

         Among the difference are that contributions to a Roth IRA are not deductible and "qualified distributions" from a Roth IRA are excluded from income. A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the owner was made. Second, the distribution must be:

         -        made after the owner attains age 59 1/2;

         -        made after the owner's death;

         -        attributable to the owner being disable; or

         - a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code.

         In addition, distributions from Roth IRAs need not commence when the owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from a non-Roth IRA but a Roth IRA may not accept rollover contributions from other qualified plans.

         Corporate and Self-Employed ("H.R. 10" and "Keogh") Pension and Profit-Sharing Plans. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the contract in order to provide benefits under the plans.

         Tax-Sheltered Annuities. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities." Purchasers of the contracts for such purposes should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the contracts.

         Section 403(b) policies contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings in such years on amounts held as of the last year beginning before January 1, 1989. These amounts can be paid only if the employee has reached age 59-1/2, separated from service, died, become disabled, or in the case of hardship. Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to Section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals do not apply to the extent we are directed to transfer some or all of the contract value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.)

         Direct Rollover Rules

         In the case of contracts used in connection with a pension, profit-sharing, or annuity plan qualified under Sections 401(a) or 403(a) of the Code, or in the case of a Section 403(b) tax sheltered annuity, any "eligible rollover distribution" from the contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code, qualified annuity plan under Section 403(a) of the Code, or Section 403(b) tax sheltered annuity or custodial account, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, and hardship distributions).

         Under these requirements, withholding at a rate of 20% will be imposed on any eligible rollover distribution. In addition, the participant in these qualified retirement plans cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, the participant elects to have amounts directly transferred to certain qualified retirement plans (such as to an IRA). Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

FEDERAL INCOME TAX WITHHOLDING

         We will withhold and remit to the U.S. government a part of the taxable portion of each distribution made under a contract unless the distributee notifies us at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and rollovers from non-Roth IRAs to Roth IRAs) is 10%. As described above, the withholding rate applicable to eligible rollover distributions is 20%.

                                 GENERAL MATTERS

RESTRICTIONS UNDER THE TEXAS OPTIONAL RETIREMENT PROGRAM

         Section 830.105 of the Texas Government Code permits participants in the Texas Optional Retirement Program ("ORP") to withdraw their interest in a deferred annuity contract issued under the ORP only upon:

         (1) termination of employment in the Texas public institutions of higher education,

         (2)      retirement,

         (3)      death, or

         (4)      the participant's attainment of age 70 1/2.

         Accordingly, before we may distribute any amounts may from the contract, a participant in the ORP must furnish us proof that one of the four events has occurred. The foregoing restrictions on withdrawal do not apply if a participant in the ORP transfers his or her contract value to another contract or another qualified custodian during the period of participation in the ORP.

                                   APPENDIX A

EXAMPLES OF CALCULATION OF WITHDRAWAL CHARGE

EXAMPLE 1 - Assume you make a single payment of $50,000 into the contract, there are no transfers or partial withdrawals and your withdrawal is not made at the end of a guarantee period. The table below illustrates three examples of the withdrawal charges that we would impose if the contract were completely withdrawn during the contract year shown, based on hypothetical contract values and assuming no market value adjustment.

                  HYPOTHETICAL           FREE                 AMOUNT SUBJECT
CONTRACT          CONTRACT               WITHDRAWAL           TO WITHDRAWAL       WITHDRAWAL
YEAR              VALUE                  AMOUNT               CHARGE              CHARGE
                                                                                  ---------------------
                                                                                  PERCENT        AMOUNT
2                 55,000                 5,000(a)             50,000              6%             3,000
6                 60,000                 5,000(b)             55,000              2%             1,100
8                 70,000                 5,000                0(c)                0%             0

(a) During any contract year the free withdrawal amount is 10% of the single payment made under the contract less any prior partial withdrawals in that contract year. Ten percent of payments less prior withdrawals equals $5,000 ($5,000-0). Consequently, on total withdrawal, you withdraw $5,000 without imposition of the withdrawal charge, and we assess the withdrawal charge against the remaining balance of $50,000 (contract value less free withdrawal amount).

(b) The free withdrawal amount is again equal to $5,000, and we apply the withdrawal charge to the remaining balance of $55,000 (contract value less free withdrawal amount).

(c)      There is no withdrawal charge after seven contract years.

EXAMPLE 2 - Assume you make a single payment of $50,000 into the contract and that no transfers are made. The table below illustrates two partial withdrawals of $2,000 and $7,000 made during the third contract year and assumes no market value adjustment applies.

HYPOTHETICAL            PARTIAL             FREE               AMOUNT SUBJECT
CONTRACT                WITHDRAWAL          WITHDRAWAL         TO WITHDRAWAL      WITHDRAWAL
VALUE                   REQUESTED           AMOUNT             CHARGE             CHARGE
                                                                                  ----------------------
                                                                                  PERCENTAGE      AMOUNT
65,000                  2,000               2,000(a)           0                  5%              0
63,000                  7,000               3,000(b)           4,000              5%              200

 (a) The free withdrawal amount during any contract year is 10% of the single payment made under the contract less any prior withdrawals in that contract year. Ten percent of the payment less prior withdrawals equals $5,000 ($5,000-0). The amount requested ($2,000) is less than the free withdrawal amount; therefore, no withdrawal charge applies.

(b) Since $2,000 has already been withdrawn in the current contract year, the remaining free withdrawal amount during the third contract year is $3,000. The $7,000 partial withdrawal will consist of $3,000 free of withdrawal charge, and the remaining $4,000 will be subject to a withdrawal charge.

         We may subject withdrawals to a market value adjustment in addition to the withdrawal charge described above (see "MARKET VALUE ADJUSTMENT."

                                   APPENDIX B

MARKET VALUE ADJUSTMENT EXAMPLES

         We determine the market value adjustment factor by the following
         formula:              n/12
                  ((1+I)/(1+J))     where:

                  i - The initial guaranteed interest rate or renewal guaranteed interest rate currently being earned on the contract.

                  j - The guaranteed interest rate available, on the date the request is processed by the Company, for a guarantee period with the same length as the period remaining in the initial renewal guarantee period or RENEWAL guarantee period. If the guarantee period of this length is not available, the guarantee period with the next highest duration which is maintained by the Company will be chosen.

                  n - The number of complete months remaining to the end of the initial guarantee period or renewal guarantee period.

Example 1

Payment                             $100,000

Initial guarantee period            5 years

Initial guaranteed interest
rate                                5.00% per annum

Guaranteed interest rate for
three year guarantee period         6.00% per annum

Transfer to a different
guarantee period                    middle of contract year 3

Contract value at middle of                         2.5
contract year 3                     =$100,000 X 1.05    =$112,972.63

Amount transferred to a
different guarantee period          =$112,972.63 x  market value adjustment factor

Market value adjustment                           n/12
factor                              =((1+i)/(1+j))
                                    i = .05
                                    j = .06
                                    n = 30
                                                30/12
                                    =(1.05/1.06)
                                    =0.9765817

Amount transferred to a
 different guarantee period         =$112,972.63 x 0.9765817
                                    =$110,327.00

Example 2

Payment                             $100,000
Initial guarantee period            5 years

Initial guaranteed interest
 rate                               5.00% per annum

Guaranteed interest rate for
 three year guarantee period        4.00% per annum

Transfer to a different
 guarantee period                   middle of contract year 3

Contract value at middle of                         2.5
 contract year 3                    =$100,000 x 1.05   =$112,972.63

Amount transferred to a
 different guarantee period         =$112,972.63  x  market value adjustment factor

Market value adjustment                           n/12
factor                              =((1+i)/(1+j))
                                    i = .05
                                    j = .04
                                    n = 30
                                                30/12
                                    =(1.05/1.04)
                                    =1.0242121

Amount transferred to a
 different guarantee period         =$112,972.63  x  1.0242121
                                    =$115,707.93

                                   APPENDIX C

STATE PREMIUM TAXES

     Premium taxes vary according to the state and are subject to change. In many jurisdictions there is no tax at all. For current information, a tax adviser should be consulted.

                                                                             TAX RATE
                                                                    QUALIFIED        NON-QUALIFIED
STATE                                                               CONTRACTS          CONTRACTS
-----                                                               ---------          ---------
CALIFORNIA...........................................                  .50%              2.35%
DISTRICT OF COLUMBIA.................................                 2.25%              2.25%
KENTUCKY ............................................                 2.00%              2.00%
MAINE    ............................................                  .00%              2.00%
NEVADA   ............................................                   00%              3.50%
PUERTO RICO..........................................                 1.00%              1.00%
SOUTH DAKOTA*........................................                  .00%              1.25%
WEST VIRGINIA........................................                 1.00%              1.00%
WYOMING  ............................................                   00%              1.00%

* Premium tax paid upon receipt of premium (no tax at annuitization if tax paid on premium at issue).

                              AUDITED CONSOLIDATED
                              FINANCIAL STATEMENTS

                              THE MANUFACTURERS LIFE INSURANCE
                              COMPANY OF NORTH AMERICA

                              Years ended December 31, 1998, 1997 and 1996

            The Manufacturers Life Insurance Company of North America

                              Audited Consolidated
                              Financial Statements

                  Years ended December 31, 1998, 1997 and 1996

                                    CONTENTS

Report of Independent Auditors............................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheets...............................................2
Consolidated Statements of Income.........................................3
Consolidated Statements of Changes in Shareholder's Equity................4
Consolidated Statements of Cash Flows.....................................5
Notes to Consolidated Financial Statements................................6

                         Report of Independent Auditors

The Board of Directors and Shareholder
The Manufacturers Life Insurance Company of North America

We have audited the accompanying consolidated balance sheets of The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company and hereinafter referred to as the Company) as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Manufacturers Life Insurance Company of North America at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

Boston, Massachusetts
February 22, 1999

                                       Ernst & Young LLP

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
CONSOLIDATED BALANCE SHEETS


As at December 31
ASSETS  ($ thousands)                                                              1998                   1997
                                                                              -------------           ------------

INVESTMENTS
Fixed maturity securities  available-for-sale, at fair value (note 3)         $     157,743           $    143,307
(amortized cost:  1998 $152,969; 1997 $140,573)
Short-term investments                                                               34,074                 14,992
Policy loans                                                                          5,175                  3,276
                                                                              -------------           ------------
TOTAL INVESTMENTS                                                             $     196,992           $    161,575
                                                                              -------------           ------------

Cash and cash equivalents                                                     $      10,320           $      7,339
Accrued investment income                                                             3,132                  2,641
Deferred acquisition costs (note 4)                                                 449,332                364,983
Receivable from affiliates                                                                -                  4,605
Other assets                                                                          6,360                  9,626
Due from reinsurers                                                                 641,858                553,834
Separate account assets                                                          12,188,420              9,529,160
                                                                              -------------           ------------
TOTAL ASSETS                                                                  $  13,496,414           $ 10,633,763
                                                                              =============           =============

LIABILITIES AND SHAREHOLDER'S EQUITY ($ thousands)
LIABILITIES:
Policyholder liabilities and accruals                                         $     102,252           $     92,750
Payable to affiliates                                                                 4,644                      -
Notes payable to affiliates (note 9)                                                241,419                183,955
Deferred income taxes (note 5)                                                       23,777                 16,428
Other liabilities                                                                    25,980                 27,862
Due to reinsurers                                                                   655,892                574,882
Separate account liabilities                                                     12,188,420              9,529,160
                                                                              -------------           ------------
TOTAL LIABILITIES                                                             $  13,242,384           $ 10,425,037
                                                                              -------------           ------------

SHAREHOLDER'S EQUITY:
Common stock (note 7)                                                         $       2,600           $      2,600
Additional paid-in capital                                                          179,053                179,053
Retained earnings                                                                    70,293                 25,873
Accumulated other comprehensive income                                                2,084                  1,200
                                                                              -------------           ------------
TOTAL SHAREHOLDER'S EQUITY                                                    $     254,030           $    208,726
                                                                              -------------           ------------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                                    $  13,496,414           $ 10,633,763
                                                                              =============           =============

See accompanying notes.

             MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                       CONSOLIDATED STATEMENTS OF INCOME

                        FOR THE YEARS ENDED DECEMBER 31
                                 ($ thousands)

                                                                    1998          1997          1996
                                                                 -----------    ----------    ----------
REVENUES:
     Fees from separate accounts and policyholder funds          $   166,498    $  126,636    $   95,323
     Advisory fees and other distribution revenues                    94,821        67,678        46,233
     Net investment income (note 3)                                   12,178         7,906         5,452
     Net realized investment gains (note 3)                              719           531           764
                                                                 -----------    ----------    ----------
TOTAL REVENUE                                                    $   274,216    $  202,751    $  147,772
                                                                 -----------    ----------    ----------

BENEFITS AND EXPENSES:
     Policyholder benefits and claims                            $     4,885    $    4,986    $    4,242
     Amortization of deferred acquisition costs (note 4)              53,499        40,649        30,830
     Other insurance expenses (note 10)                              135,624       100,385        71,255
     Financing costs                                                  12,497        14,268        15,821
                                                                 -----------    ----------    ----------
TOTAL BENEFITS AND EXPENSES                                      $   206,505    $  160,288    $  122,148
                                                                 -----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
                                                                 $    67,711    $   42,463    $   25,624
                                                                 -----------    ----------    ----------
INCOME TAX EXPENSE (NOTE 5)                                      $    23,873    $   15,044    $    9,079
                                                                 -----------    ----------    ----------
INCOME FROM CONTINUING OPERATIONS                                $    43,838    $   27,419    $   16,545
                                                                 -----------    ----------    ----------
Discontinued operations (note 15):
     Loss from operations, net of tax                            $         -    $     (141)   $     (810)
     Gain on disposal, net of tax                                $       582    $    5,955    $        -
                                                                 -----------    ----------    ----------
NET INCOME                                                       $    44,420    $   33,233    $   15,735
                                                                 -----------    ----------    ----------

See accompanying notes.

THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY


                                                                                        ACCUMULATED
                                                                            RETAINED       OTHER          TOTAL
                                             COMMON         ADDITIONAL      EARNINGS   COMPREHENSIVE  SHAREHOLDER'S
  ($thousands)                                STOCK      PAID-IN CAPITAL   (DEFICIT)      INCOME         EQUITY
                                             -------     ---------------   ---------     --------       ----------

  Balance at January 1, 1996                  $2,600        $113,322       $(23,095)     $  2,430       $   95,257
  Capital contribution                             -          18,000              -             -           18,000
  Comprehensive income (note 2)                    -               -         15,735        (1,921)          13,814
                                             -------        --------       --------      --------       ----------
  BALANCE, DECEMBER 31, 1996                  $2,600        $131,322       $ (7,360)     $    509       $  127,071
  Capital contribution                             -          47,731              -             -           47,731
  Comprehensive income (note 2)                    -               -         33,233           691           33,924
                                             -------        --------       --------      --------       ----------
  BALANCE, DECEMBER 31, 1997                  $2,600        $179,053        $25,873      $  1,200       $  208,726
  Comprehensive income (note 2)                    -               -         44,420           884           45,304
                                             -------        --------       --------      --------       ----------
  BALANCE, DECEMBER 31, 1998                  $2,600        $179,053       $ 70,293      $  2,084       $  254,030
                                             -------        --------       --------      --------       ----------

See accompanying notes

           THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31
                                 ($ thousands)

                                                                                  1998        1997           1996
                                                                              -----------    --------      ---------
OPERATING ACTIVITIES:
Net income                                                                    $    44,420    $ 33,233      $  15,735
Adjustments  to  reconcile  net  income  to
 net  cash  used  in  operating activities:
     Write-down of foreclosed real estate                                               -           -            342
     Amortization of bond discount and premium                                        685         401            197
     Benefits to policyholders                                                      4,885       4,986          4,242
     Gain on interest rate swap                                                         -           -         (1,632)
     Provision for deferred income tax                                              6,872      15,767          7,614
     Provision for deferred income tax included in discontinued operations              -           -            331
     Net realized investment gains                                                  (719)       (531)          (764)
     Amortization of deferred acquisition costs                                    53,499      40,649         30,830
     Amortization of deferred  acquisition  costs included in discontinued              -       1,707          2,214
     operations
     Policy acquisition costs deferred                                          (138,527)    (123,965)       (89,535)
     Gain on disposal of discontinued operations                                       -       (9,394)             -
     Changes in assets and liabilities:
         Accrued investment income                                                  (491)        (835)           146
         Other assets                                                               3,266      (1,396)         2,061
         Receivable from affiliates                                                 4,605      (4,605)             -
         Payable to affiliates                                                      4,644      (1,462)        (4,204)
         Other liabilities                                                        (1,882)       6,642         (1,789)
                                                                              -----------    --------      ---------
Net cash used in operating activities                                         $  (18,743)    $(38,803)     $ (34,212)
                                                                              -----------    --------      ---------
INVESTING ACTIVITIES:
Fixed maturity securities sold, matured or repaid                             $    37,694    $ 74,626      $  41,269
Fixed maturity securities purchased                                              (50,056)    (118,765)       (48,300)
Equity securities sold                                                                 -            1         12,738
Equity securities purchased                                                            -         (250)        (6,034)
Foreclosed real estate sold                                                            -        2,268          1,602
Disposal of discontinued operations                                                    -       16,338              -
Net change in short-term investments                                             (19,082)    (10,697)         (3,984)
Policy loans advanced, net                                                        (1,899)     (2,639)           (570)
                                                                              -----------    --------      ---------
Cash used in investing activities                                             $  (33,343)   $(39,118)     $   (3,279)
                                                                              -----------    --------      ---------
FINANCING ACTIVITIES:
Net reinsurance consideration                                                 $   (7,014)    $(5,443)      $  (4,116)
Deposits and interest credited to policyholder funds                              15,551      20,607          20,923
Return of policyholder funds                                                     (10,934)    (15,462)        (24,658)
Increase in notes payable to affiliates                                           57,464      25,754         138,201
Notes payable repaid                                                                   -           -        (109,867)
Capital contribution by Parent                                                         -      47,731          18,000
                                                                              -----------    --------      ---------
Cash provided by financing activities                                         $   55,067    $ 73,187      $   38,483
                                                                              -----------    --------      ---------
CASH AND CASH EQUIVALENTS:
Increase (decrease) during the year                                                2,981      (4,734)            992
Balance, beginning of year                                                         7,339      12,073          11,081
                                                                              -----------    --------      ---------
BALANCE, END OF YEAR                                                          $   10,320    $  7,339      $   12,073
                                                                              -----------    --------      ---------


See accompanying notes.

The Manufacturers Life Insurance Company of North America

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
                            (IN THOUSANDS OF DOLLARS)

1.   ORGANIZATION

     The Manufacturers Life Insurance Company of North America (formerly North American Security Life Insurance Company and hereinafter referred to as "MNA"), is a wholly-owned subsidiary of Manulife-Wood Logan Holding Co., Inc. (formerly NAWL Holding Company, Inc. and hereinafter referred to as "MWL"). MWL is 62.5% owned by The Manufacturers Life Insurance Company
     (USA) ("ManUSA"), 22.5% by MRL Holding, LLC, ("MRL") and 15% by minority interest shareholders. ManUSA and MRL are indirectly wholly-owned subsidiaries of The Manufacturers Life Insurance Company ("Manulife Financial"), a federally chartered Canadian mutual life insurance company.

     MNA owns 100% of The Manufacturers Life Insurance Company of New York (formerly First North American Life Assurance Company, hereinafter "MNY") and is the managing member with a 90% interest in Manufacturers Securities Services, LLC ("MSS"). MNY owns a 10% interest in MSS. MNA, MNY and MSS are hereinafter referred to collectively as "the Company".

     MNA issues individual and group annuity contracts in forty-eight states, excluding New York and New Hampshire. Prior to July 1, 1998, MNA also issued individual variable life insurance contracts. MNY issues individual and group annuity contracts and individual life insurance contracts in New York. Amounts invested in the fixed portion of the contracts are allocated to the general accounts of the Company or non-insulated separate accounts of the Company. Amounts invested in the variable portion of the contracts are allocated to the separate accounts of the Company. Each of these separate accounts invests in shares of the various portfolios of the Manufacturers Investment Trust (formerly NASL Series Trust and hereinafter referred to as "MIT"), a no-load, open-end investment management company organized as a Massachusetts business trust, or in open-end investment management companies offered and managed by unaffiliated third parties.

     Prior to October 1, 1997, NASL Financial Services Inc. ("NASL Financial"), a subsidiary of MNA, acted as investment adviser to MIT and as principal underwriter of the variable contracts issued by the Company. Effective October 1, 1997, MSS, the successor to NASL Financial, replaced NASL Financial as the investment advisor to MIT and as the principal underwriter of all variable contracts issued by MNA. MSS also acts as the principal underwriter for the variable contracts and is the exclusive distributor for all contracts issued by MNY

     On October 31, 1998, MNA transferred a 10% interest in the members' equity of MSS to MNY as a contribution of capital valued at $175.

2.   SIGNIFICANT ACCOUNTING POLICIES

     A)   BASIS OF PRESENTATION

          The accompanying consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles ("GAAP").

          The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

     B)   RECENT ACCOUNTING STANDARDS

     i) During 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose annual financial statements. Comprehensive income includes all changes in shareholder's equity during a period except those resulting from investments by and distributions to shareholders. The adoption of SFAS No. 130 resulted in revised and additional disclosures but had no effect on the financial position, results of operations, or liquidity of the Company.

          Total comprehensive income was as follows:

            FOR THE YEARS ENDED DECEMBER 31
            ($ thousands)                                                         1998         1997         1996
                                                                               --------    ---------     --------
            NET INCOME                                                         $ 44,420    $  33,233     $ 15,735
            OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
              Unrealized holding gains (losses) arising during the period         1,351        1,036       (1,424)
               Less:
               Reclassification  adjustment  for realized  gains included
                  in net income                                                     467          345          497
                                                                               --------    ---------     --------
            Other comprehensive income (loss)                                       884          691       (1,921)
                                                                               --------    ---------     --------
            COMPREHENSIVE INCOME                                               $ 45,304    $  33,924     $ 13,814
                                                                               --------    ---------     --------


          Other comprehensive income (loss) is reported net of taxes of $476, $372, and ($1,034) for 1998, 1997, and 1996, respectively.

     ii) During 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 131 establishes standards for the disclosure of information about the Company's operating segments, including disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect results of operations or financial position, nor did it affect the manner in which the Company defines its operating segments. The Company reports three business segments:
          Annuities, Savings and Retirement Services, and Life Insurance.

     The Annuities segment consists of annuity contracts that provide the customer with the opportunity to invest in mutual funds managed by independent investment managers and the Company or in the general accounts of the Company, with investment returns accumulating on a tax-deferred basis. The Savings and Retirement Services segment offers 401(k) products to customers in the State of New York. The Individual Life Insurance segment offers traditional non-participating life insurance to the New York market. The Savings and Retirement Services segment was launched in mid - 1998 and the Individual Life Insurance segment was launched in late 1997. Both segments are considered to be in the start-up phase. No significant assets or revenues have been generated to date in these two segments. Start-up costs, on a pre-tax basis, reported for these two segments totaled approximately $534 and $2,399, respectively, in 1998 and $1,551 for the Individual Life Insurance segment in 1997.

     In 1997 and 1996, the Company reported two business segments: Annuities and Mutual Fund Operations. The Company sold its mutual fund operations in 1997 as described further in Note 15 of these financial statements.

     C)   INVESTMENTS

          The Company classifies all of its fixed maturity securities as available-for-sale and records these securities at fair value. Realized gains and losses on sales of securities classified as available-for-sale are recognized in net income using the specific identification method. Changes in the fair value of securities available-for-sale are reflected directly in accumulated other comprehensive income after adjustments for deferred taxes and deferred acquisition costs. Discounts and premiums on investments are amortized using the effective interest method.

          The cost of fixed maturity securities is adjusted for the amortization of premiums and accretion of discounts using the interest method. This amortization or accretion is included in net investment income.

          For the mortgage-backed bond portion of the fixed maturity securities portfolio, the Company recognizes amortization using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security. That adjustment is included in net investment income.

          Policy loans are reported at aggregate unpaid balances which approximate fair value.

          Short-term investments, which include investments with maturities of less than one year and greater than 90 days at the date of acquisition, are reported at amortized cost which approximates fair value.

     D)   CASH EQUIVALENTS

          The Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents. Cash equivalents are stated at cost plus accrued interest, which approximates fair value.

     E)   DEFERRED ACQUISITION COSTS (DAC)

          Commissions, net of commission allowances for reinsurance ceded, and other expenses which vary with and are primarily related to the production of new business are deferred to the extent recoverable and included as an asset. Acquisition costs associated with annuity contracts and investment pension contracts are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality and expense margins. The amortization is adjusted retrospectively when estimates of current or future gross profits are revised. DAC associated with traditional non-participating individual insurance policies is charged to expense over the premium paying period of the related policies. DAC is adjusted for the impact on estimated future gross profits assuming the unrealized gains or losses on securities had been realized at year-end. The impact of any such adjustments is included in net unrealized gains (losses) in accumulated other comprehensive income. DAC is reviewed annually to determine recoverability from future income and, if not recoverable, it is immediately expensed.

     F)   POLICYHOLDER LIABILITIES

          Policyholder liabilities equal the policyholder account value for the fixed portions of annuity, variable life and investment pension contracts with no substantial mortality or morbidity risk. Account values are increased for deposits received and interest credited and are reduced by withdrawals. For traditional non-participating life insurance policies, policyholder liabilities are computed using the net level premium method and are based upon estimates as to future mortality, persistency, maintenance expenses and interest rate yields that are applicable in the year of issue. The assumptions include a provision for the risk of adverse deviation.

     G)   SEPARATE ACCOUNTS

          Separate account assets and liabilities that are reported in the accompanying balance sheets represent investments in MIT, which are mutual funds that are separately administered for the exclusive benefit of the policyholders of the Company and its affiliates, or open-end investment management companies offered and managed by unaffiliated third parties, which are mutual funds that are separately administered for the benefit of the Company's policyholders and other contract owners. These assets and liabilities are reported at fair value. The policyholders, rather than the Company, bear the investment risk. The operations of the separate accounts are not included in the accompanying financial statements. Fees charged on separate account policyholder funds are included in revenues.

     H)   REVENUE RECOGNITION

          Fee income from separate accounts, annuity contracts and investment pension contracts consists of charges for mortality, expenses and surrender and administration charges that have been assessed against the policyholder account balances. Premiums on traditional non-participating life insurance policies are recognized as revenue when due and currently are included in Fees from Separate Accounts and Policyholder Liabilities in the statements of income. Investment income is recorded as revenue when due.

          MSS and formerly NASL Financial (collectively the Advisor) are responsible for managing the corporate and business affairs of MIT and act as investment advisor to MIT. As compensation for its investment advisory services, the Advisor receives advisory fees based on the daily average net assets of the portfolios. The Advisor, as part of its advisory services, is responsible for selecting and compensating subadvisors to manage the investment and reinvestment of the assets of each portfolio, subject to the supervision of the Board of Trustees of MIT. The Company's discontinued operations include the compensation of NASL Financial for investment advisory fees and subadvisor compensation from the North American Funds ("NAF") through October 1, 1997, the date the Company sold NAF. Subadvisor compensation for MIT is included in other insurance expenses.

     I)   POLICYHOLDER BENEFITS AND CLAIMS

          Benefits for annuity contracts and investment pension contracts include interest credited to policyholder account balances and benefit claims incurred during the period in excess of policyholder account balances.

     J)   FINANCING AGREEMENTS

          MNA has entered into various financing agreements with reinsurers and an affiliated company. All assets and liabilities related to these contracts are reported on a gross basis. Due to the nature of MNA's products, these agreements are accounted for under the deposit method whereby the net premiums paid to the reinsurers are recorded as deposits.

     K)   INCOME TAXES

          Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that likely will be in effect when the differences are expected to reverse. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     L)   RECLASSIFICATIONS

          Certain prior year amounts have been reclassified to conform to the current year presentation.

3.   INVESTMENTS AND INVESTMENT INCOME

     A)   FIXED MATURITY SECURITIES

At December 31, 1998, the amortized cost and fair value of fixed maturity securities available for sale are summarized as follows:

                                                                        GROSS            GROSS
                                                AMORTIZED COST        UNREALIZED      UNREALIZED          FAIR VALUE
           AS AT DECEMBER 31,                                           GAINS           LOSSES
           ($ thousands)                        1998       1997      1998    1997       1998    1997     1998        1997
                                             ---------   --------   ------- -------    -----   -----   ---------  ---------
           U.S. government                   $  18,266   $ 14,333   $ 1,144  $  566     ($28)   ($13)  $  19,382  $  14,886
           Corporate                           100,705    110,191     3,376   1,905      (35)    (23)    104,046    112,073
           Mortgage-backed                      16,812     10,455       131      74      (68)     (3)     16,875     10,526
           Foreign governments                  16,129      4,535       151     194       (8)      -      16,272      4,729
           States/political subdivisions         1,057      1,059       111      34        -       -       1,168      1,093
                                             ---------   --------   ------- -------    -----   -----   ---------  ---------
           Total fixed maturity securities   $ 152,969   $140,573   $ 4,913  $2,773    ($139)   ($39)  $ 157,743  $ 143,307
                                             ---------   --------   ------- -------    -----   -----   ---------  ---------

          Proceeds from sales of fixed maturity securities during 1998 were $18,780 (1997 $53,325; 1996 $15,152).

          The contractual maturities of fixed maturity securities at December 31, 1998 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties. Corporate requirements and investment strategies may result in the sale of investments before maturity.

         ($ thousands)                                                     AMORTIZED COST           FAIR VALUE
                                                                          --------------           ----------
         FIXED MATURITY SECURITIES
            One year or less                                                  $ 23,380               $23,454
            Greater than 1; up to 5 years                                       69,250                71,105
            Greater than 5; up to 10 years                                      24,610                25,815
            Due after 10 years                                                  18,917                20,494
            Mortgage-backed securities                                          16,812                16,875
                                                                              --------               -------
         TOTAL FIXED MATURITY SECURITIES                                      $152,969              $157,743
                                                                              --------              --------

          Investments with a fair value of $6,105 and $6,284 at December 31, 1998 and 1997, respectively, were on deposit with, or in custody accounts on behalf of, state insurance departments to satisfy regulatory requirements.

     B)   INVESTMENT INCOME AND NET REALIZED INVESTMENT GAINS

         Income by type of investment was as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                             1998               1997              1996
                                                                 -------            -------            ------
         Fixed maturity securities                                $9,904            $ 7,250            $5,197
         Equity securities                                             -                  -                35
         Short-term investments                                    2,503              1,126             1,187
         Other invested assets                                        19                  -                 -
         Foreclosed real estate                                        -                  -               433
                                                                 -------            -------            ------
         Gross investment income                                  12,426              8,376             6,852
                                                                 -------            -------            ------
         Investment expenses                                        (248)              (470)           (1,400)
                                                                 -------            -------            ------
         NET INVESTMENT INCOME                                   $12,178            $ 7,906            $5,452
                                                                 =======            =======            ======

          The gross realized gains and losses on the sales of investments were as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                             1998               1997               1996
                                                                 -------            -------             ------
         Fixed maturity securities:
           Gross realized gains                                     $724               $788               $430
           Gross realized losses                                      (5)                (7)                (4)
         Equity securities
           Gross realized gains                                        -                  -                988
           Gross realized losses                                       -               (250)               (15)
         Foreclosed real estate
           Gross realized losses                                       -                  -               (635)
                                                                    ----               ----               ----
         NET REALIZED GAIN                                          $719               $531               $764
                                                                    ====               ====               ====


4.   DEFERRED ACQUISITION COSTS

     The components of the change in DAC were as follows:

         FOR THE YEARS ENDED DECEMBER 31
           ($ thousands)                                          1998                1997                 1996
                                                              -----------         -----------           ---------
           Balance at January 1,                              $   364,983         $   290,610           $ 234,715
           Capitalization                                         138,527             123,965              89,535
           Amortization                                           (53,499)            (40,649)            (30,830)
           Amortization included in discontinued
           operations                                                   -              (1,707)             (2,214)
           Amortization included in gain on disposal
             of discontinued operations                                 -              (6,943)                  -
           Effect of net unrealized gains on
             securities available for sale                           (679)               (293)               (596)
                                                              -----------         -----------           ---------
           BALANCE AT DECEMBER 31                             $   449,332         $   364,983           $ 290,610
                                                              ===========         ===========           =========


     To date, the DAC balance is primarily attributable to the Annuities segment.



5.   INCOME TAXES

     The components of income tax expense from continuing operations were as follows:

     FOR THE YEARS ENDED DECEMBER 31

        ($ thousands)                                             1998             1997             1996
                                                              ----------         --------         --------
     Current expense (benefit)                                $  17,001           $   (723)        $  1,465
     Deferred expense                                             6,872             15,767            7,614
     TOTAL EXPENSE                                            $  23,873           $ 15,044         $  9,079
                                                              =========           ========         ========


     Significant components of the Company's net deferred tax liability are as follows:

         AS AT DECEMBER 31
         ($ thousands)                                                                  1998               1997
                                                                                      ---------         ----------
         DEFERRED TAX ASSETS:
            Financing arrangements                                                    $   1,289         $    2,699
            Interest on notes payable                                                         -              1,283
            Guaranty fund assessment liabilities                                            315                315
            Real estate                                                                     571                608
            Other                                                                           169                117
                                                                                      ---------         ----------
       Total deferred tax assets                                                          2,344              5,022
                                                                                      ---------         ----------
       DEFERRED TAX LIABILITIES:
            Deferred policy acquisition costs                                           (22,017)           (18,430)
            Unrealized gains on securities available-for-sale                            (1,122)              (646)
            Other                                                                        (2,982)            (2,374)
                                                                                      ---------         ----------
         Total deferred tax liabilities                                                 (26,121)           (21,450)
                                                                                      ---------         ----------
         NET DEFERRED TAX LIABILITY                                                   $ (23,777)        $  (16,428)
                                                                                      =========         ==========

     The Company is a member of the MWL affiliated group, filing a consolidated federal income tax return. MNA and MNY file separate state income tax returns. The method of allocation between the companies is subject to a written tax sharing agreement under which the tax liability is allocated to each member of the group on a pro rata basis based on the relationship that the member's tax liability (computed on a separate return basis) bears to the tax liability of the consolidated group. The tax charge to MNA or MNY will not be more than either company would have paid on a separate return basis. Settlements of taxes are made through an increase or reduction to the payable to parent, subsidiaries and affiliates which are settled periodically.

     The Company made estimated tax payments of $12,516, $531 and $0 in 1998, 1997 and 1996, respectively.

6.   FINANCING AND REINSURANCE AGREEMENTS

     The financing agreements entered into with reinsurance companies relate primarily to the products sold by MNA. Most of MNA's reinsured products are considered investment products under generally accepted accounting principles and, as such, the reinsurance agreements are considered financing arrangements and are accounted for under the deposit method. Under this method, net premiums received by the reinsurer are recorded as deposits. Financing transactions have been entered into primarily to improve cash flow and statutory capital. All financing agreements discussed below were in effect for the full year in 1998, 1997 and 1996 unless otherwise indicated.

     MNA has entered into an indemnity coinsurance agreement with an unaffiliated reinsurer to reinsure 100% of all contractual liabilities arising from the fixed portion of both in-force and new variable annuity business written by MNA prior to December 31, 1998. Under this agreement, the reinsurer receives the fixed portion of all premiums and transfers received by MNA. The reinsurer reimburses MNA for all claims and provides expense allowances to cover commissions and other costs associated with the reinsured business.

     MNA has treaties with two unaffiliated reinsurers to reinsure its Minimum Death Benefit Guarantee risk for new business through June 30, 1998. Each reinsurer has assumed 50% of the risk. In addition, MNA reinsured 50% of its risk related to the waiving of surrender charges at death with one of these reinsurers. MNA is paying the reinsurers an asset based premium, the level of which varies with both the amount of exposure to this risk and the realized experience. Effective July, 1, 1998, the treaties were amended to divide the risks between the two unaffiliated reinsurers and an affiliated reinsurer for new business based upon specific products.

     MNA has a treaty with an unaffiliated reinsurer to reinsure a 50% quota share of the variable portion of MNA's variable life insurance contracts. In addition, the reinsurer assumes 100% of this product's net amount at risk in excess of MNA's retention limit of $100 on a YRT basis.

     MNA cedes 95% of the variable portion of certain annuity contracts written prior to December 31, 1996 to an unaffiliated reinsurer under a modified coinsurance agreement. At the inception of the contract, MNA received ceding commissions which were recorded as surplus relief. The outstanding reinsurance payable related to this agreement was $3,053 and $7,156 at December 31, 1998 and 1997, respectively.

     MNA has modified coinsurance agreements with two unaffiliated life insurance companies to reinsure a quota share of all elements of risk under the variable portion of certain policy forms for business written by brokers of their affiliated broker dealers. The quota share reinsured varies depending on policy form and the issue date of the business. The second agreement was established in 1997.

     During 1998, MNY entered into reinsurance agreements with various reinsurers to reinsure face amounts in excess of $100 for its traditional non-participating insurance product. To date, there have been no reinsurance recoveries under these agreements.

     In the event of insolvency of a reinsurer, the Company remains primarily liable to its policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company and, accordingly, the Company periodically monitors the financial condition of its reinsurers.

     The Company has not entered into any reinsurance agreements in which the reinsurer may unilaterally cancel any reinsurance for reasons other than nonpayment of premiums or other similar credits or a significant change in the ownership of the Company. The Company does not have any reinsurance agreements in effect under which the amount of losses paid or accrued through December 31, 1998 would result in a payment to the reinsurer of amounts which, in the aggregate and allowing for offset of mutual credits from other reinsurance agreements with the same reinsurer, exceed the total direct premiums collected under the reinsured policies.

7.   SHAREHOLDER'S EQUITY

     The Company has one class of capital stock:

           AS AT DECEMBER 31:
           ($ thousands)                                              1998             1997
                                                                     -------         -------
           AUTHORIZED:
               3,000 Common shares, Par value $1,000
           ISSUED AND OUTSTANDING:
               2,600 Common shares                                   $ 2,600         $ 2,600

     Generally, the net assets of MNA and MNY available for the Parent as dividends are limited to and cannot be made except from earned statutory basis profits. The maximum amount of dividends that may be paid by life insurance companies without prior approval of the Insurance Commissioners of the States of Delaware and New York is subject to restrictions relating to statutory surplus and net gain from operations on a statutory basis.

     Net income (loss) and capital and surplus, as determined in accordance with statutory accounting principles for MNA and MNY were as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                     1998              1997               1996
                                                         -------           --------            ------
         MNA:
            Net income                                   $28,067           $ 22,259            $3,067
            Net capital and surplus                      157,940            139,171            69,554
         MNY:
            Net income (loss)                             (5,678)            (1,562)              231
            Net capital and surplus                       62,881             68,336            22,265
                                                         -------           --------            ------

     State regulatory authorities prescribe statutory accounting practices that differ in certain respects from generally accepted accounting principles followed by stock life insurance companies. The significant differences relate to investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions.

     MNA's broker dealer subsidiaries, MSS and formerly NASL Financial (through October 1, 1997), are subject to the Securities and Exchange Commission's
     (SEC) "Net Capital Rule" as defined under rule 15c3-1. At December 31, 1998 and 1997, the net capital of each of the broker dealers exceeded the SEC's minimum capital requirements.

8.   RELATED-PARTY TRANSACTIONS

     The Company utilized various services provided by Manulife Financial in 1998, 1997 and 1996, such as legal, personnel, investment accounting and other corporate services. The charges for these services were approximately $13,317, $8,229 and $6,053 in 1998, 1997 and 1996, respectively. At
     December 31, 1998 and 1997, the Company had a net liability to MLI for these services and interest accrued on notes payable of $180 and $2,079, respectively. At December 31, 1998 and 1997, the payable is offset by a receivable from MIT and MLI for expenses paid on their behalf of $792 and $8,251, respectively. In addition, the Company has an intercompany payable to MWL relating to federal income taxes of $5,256 and $1,567 reflected in the intercompany payable at December 31, 1998 and 1997, respectively.

     The financial statements have been prepared from the records maintained by the Company and may not necessarily be indicative of the financial conditions or results of operations that would have occurred if the Company had been operated as an unaffiliated corporation (see also Notes 1, 5, 9, 11, and 13 for additional related-party transactions).

9.   NOTES PAYABLE TO AFFILIATES AND LINES OF CREDIT

     MNA has promissory notes from ManUSA for $221,000 including an additional borrowing of $57,500 during 1998. Interest on the loan is calculated at a fluctuating rate equal to LIBOR plus 32.5 basis points and is payable in quarterly installments. Principal and accrued interest are payable within 45 days of demand. Accrued interest payable at December 31, 1998 and 1997 is $419 and $455, respectively.

     MNA has a surplus note of $20,000 with interest at 8% due to ManUSA. The note and accrued interest are subordinated to payments due to policyholders and other claimants. Principal and interest payments and interest accruals can be made only upon prior approval of the Insurance Department of the State of Delaware. Interest accrued at December 31, 1998 and 1997 was $0 and $3,191, respectively.

     MNA and MNY have unsecured lines of credit with State Street Bank and Trust totaling $15 million, bearing interest at the bank's money market rate plus 50 basis points. There were no outstanding advancements under the lines of credit at December 31, 1998 and 1997.

     Interest expense and interest paid in 1998 were $13,634 and $16,861, respectively (1997 $11,073 and $9,354; 1996 $8,775 and $11,727).

10.  OTHER INSURANCE EXPENSES

     Other insurance expenses were as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                             1998                1997                1996
                                                                 --------            --------             -------

         Selling and administrative expenses                     $ 49,732            $ 42,581             $29,207
         Subadvisory fees                                          38,701              26,364              15,883
         General operating expenses                                47,191              31,440              26,165
                                                                 --------            --------             -------
         TOTAL
                                                                 $135,624            $100,385             $71,255
                                                                 ========            ========             =======

11.  EMPLOYEE BENEFITS

     A)   EMPLOYEE RETIREMENT PLAN

          Prior to July 1, 1998, MNA and MNY participated in a non-contributory defined benefit pension plan (the "Nalaco Plan") sponsored by Manulife Financial, covering its employees. A similar plan (the "Manulife Plan") also existed for ManUSA. Both plans provided pension benefits based on length of service and final average earnings. Vested benefits are fully funded; current pension costs are funded as they accrue.

     Effective July 1, 1998, the Nalaco Plan was merged into the Manulife Plan as approved by the Board of Directors of Manulife Financial. The merged plan was then restated as a cash balance pension plan entitled, "The Manulife Financial U.S. Cash Balance Pension Plan" ("Cash Balance Plan"). Participants in the two prior plans ceased accruing benefits under the old plan effective June 30, 1998, and became participants in the Cash Balance Plan on July 1, 1998. Also effective July 1, ManUSA became the sponsor of the Cash Balance Plan. Each participant who was a participant in one of the prior plans received an opening account balance equal to the present value of their June 30, 1998 accrued benefit under the prior plan, using Pension Benefit Guaranty Corporation (PBCG) rates. Future contribution credits under the Cash Balance Plan vary by service, and interest credits are a function of interest rate levels. Pension benefits are provided to those participants after three years of vesting service, and the normal retirement benefit is actuarially equivalent to the cash balance account at normal retirement date. The normal form of payment under the Cash Balance Plan is a life annuity with various optional forms available.

     Actuarial valuation of accumulated plan benefits are based on projected salaries and best estimates of investment yields on plan assets, mortality of participants, employee termination and ages at retirement. Pension costs relating to current service and amortization of experience gains and losses are amortized to income over the estimated average remaining service lives of the participants. No pension expense was recognized by the sponsor in 1998, 1997, or 1996 because the plan was subject to the full funding limitation under the Internal Revenue Code.

     At December 31, 1998, the projected benefit obligation based on an assumed interest rate of 6.5% was $51,757. The fair value of plan assets invested in ManUSA's general fund deposit administration insurance contracts and in an investment portfolio of equities and fixed income securities managed by an affiliate were $52,541 and $32,145, respectively.

     Prior to July 1, 1998, MNA also participated in an unfunded Supplemental Executive Retirement Plan (Manulife SERP) sponsored by Manulife Financial for executives. This was a non qualified plan that provides defined pension benefits in excess of limits imposed by the law to those retiring after age 50 with 10 or more years of vesting service. The SERP covers selected executives of MNA. Pension benefits are provided to those participants after 5 years of vesting service, and the pension benefit is a final average benefit based on the executive's highest 5-year average earnings. Compensation is not limited, and benefits are not restricted by the Internal Revenue Code Section 415.

         Effective July 1, 1998, the Manulife SERP was restated to become a supplemental cash balance plan, and each participant in the SERP who became a participant in the restated plan was provided with an opening account balance equal to the present value of their June 30, 1998 accrued benefit under the SERP, using PBGC rates. Future contribution credits vary by service, and interest credits are a function of interest rate levels. These annual contribution credits are made in respect of the participant's compensation that is in excess of the limit in Internal Revenue Code Section 401(a)(17). In addition, a one time contribution may be made for a participant if it is determined at the time of their termination of employment that the participant's pension benefit under the Cash Balance Plan is limited by Internal
         Revenue Code Section 415. Together, these contributions serve to restore to the participant the benefit that they would have been entitled to under the Cash Balance Plan's benefit formula but for the limitation in Internal Revenue Code Sections 401(a)(17) and 415. Benefits are provided to those participants after three years. The default form of payment under the plan is a lump sum, although participants may elect to receive payment in the form of an annuity provided that such election is made within the time period prescribed in the plan. If an annuity form of payment is elected, the amount payable is equal to the actuarial equivalent of the participant's balance under the supplemental Cash Balance Plan, using the factors and assumptions for determining immediate annuity amounts applicable to the participant under the qualified Cash Balance Plan.

      b) 401(K) PLAN

         Prior  to  July  1,  1998,   the  Company  also   sponsored  a  defined
         contribution plan, the North American Security Life 401(k) Savings Plan, which was subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). A similar plan, the Manulife Financial 401K Savings Plan, also existed for employees of ManUSA. These two plans were merged on July 1, 1998 into one defined contribution plan sponsored by ManUSA, as approved by the Board of Directors on March 26, 1998. The Company contributed $285, $353, and $307 in 1998, 1997, and 1996, respectively.

      c) POSTRETIREMENT BENEFIT PLAN

         In addition to the retirement plan, the Company participates in the postretirement benefit plan of ManUSA which provides retiree medical and life insurance benefits to those who have attained age 55 with 10 or more years of service. The plan provides medical coverage for retirees and spouses under age 65. When the retirees or the covered dependents reach age 65, Medicare provides primary coverage and the plan provides secondary coverage. There is no contribution for post-age 65 coverage, and no contributions are required for retirees for life insurance coverage. The plan is unfunded.

         The postretirement benefit cost to the Company, which includes the expected cost of postretirement benefits for newly eligible employees and for vested employees, interest cost, and gains and losses arising from differences between actuarial assumptions and actual experience, is accounted for by the plan sponsor, ManUSA.

12.      LEASES

         The Company leases its office space and various office equipment under operating lease agreements. For the years ended December 31, 1998, 1997 and 1996, the Company incurred rent expense of $1,617, $1,316 and $1,224, respectively. The Company's current office space lease expires in 2002. The lease for the offices of MNY expires in 1999 and is subject to a renewal option at market rates prevailing at the time of renewal.

         The minimum lease payments associated with the office space and various office equipment under operating lease agreements are as follows:

Year ended:                                      Minimum Lease Payments
-------------------------------------------------
  1999                                           $1,261
  2000                                            1,197
  2001                                            1,197
  2002                                              198
-------------------------------------------------

Total                                            $3,853
-------------------------------------------------

13.      GUARANTEE AGREEMENT

         Pursuant to a guarantee agreement, Manulife Financial unconditionally guarantees that it will, on demand, make funds available to the Company for the timely payment of contractual claims made under the fixed portion of the variable annuity contracts issued by MNA. The guarantee covers the outstanding fixed portion of variable annuity contracts, including those issued prior to the date of the guarantee agreement.

14.      INTEREST RATE SWAP

         MNA entered into a variable-for-fixed interest rate swap in 1995 with Canadian Imperial Bank of Commerce and Deutsche AG for the purpose of minimizing exposure to fluctuations in interest rates on a portion of the variable-rate outstanding debt held by MNA. This interest rate swap was prematurely terminated in 1996 concurrent with the restructuring of MNA's revolving line of credit, resulting in a gain of $1,632 recorded as an offset to interest expense.

15.      DISCONTINUED OPERATIONS

         On May 6, 1997, MNA signed a letter of intent to sell its mutual fund operations. This disposal has been accounted for as discontinued operations in accordance with Accounting Principles Board Opinion No. 30, which, among other provisions, required the plan of disposal to be carried out within one year. On October 1, 1997, the Company sold its advisory operations for NAF and the pre-existing deferred commission assets related to the mutual fund operations. In 1998, related to the sale, the Company received a contingent payment of $1,000, before income taxes, less an adjustment of $105 to the final settlement of the purchase price. For 1998 and 1997, the Company realized a gain of $895 and $9,161, before applicable taxes of $313 and $3,206, respectively. Included in the gain for 1997 is a provision of $10, before applicable taxes of $3, for the loss from continuing operations during the phase-out period. Expenses of $223 in 1997 were incurred on the sale and netted against the realized gain.

         The operating results related to discontinued operations are summarized as follows:

         FOR THE YEARS ENDED DECEMBER 31
         ($ thousands)                                            1997                 1996
         -------------------------------------------------------------------------------------

         Advisory fees, commissions
            and distribution revenues                      $     4,605             $ 12,445
         -------------------------------------------------------------------------------------
         Loss from operations before provision for
            income (tax) benefit                                $ (217)            $ (1,246)
         Provision for income (tax) benefit:
              Current                                               76                  766
              Deferred                                                                 (330)
         -------------------------------------------------------------------------------------
                                                                    76                  436
         -------------------------------------------------------------------------------------

         Loss from operations, net of tax                  $      (141)            $   (810)
         -------------------------------------------------------------------------------------

16.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying values and estimated fair values of the Company's financial instruments are as follows:

                                                           1998                           1997
      ---------------------------------------- ----------------------------- -------------------------------
      ($ thousands)                            CARRYING VALUE   FAIR VALUE    CARRYING VALUE    FAIR VALUE
      ---------------------------------------- ---------------- ------------ ----------------- -------------
      ASSETS:
          Fixed maturity securities                 157,743        157,743         143,307        143,307
          Short-term investments                     34,074         34,074          14,992         14,992
          Policy loans                                5,175          5,175           3,276          3,276
          Cash and cash equivalents                  10,320         10,320           7,339          7,339
          Due from reinsurers                       641,858        641,858         553,834        553,834
      LIABILITIES:
          Policyholder liabilities and              102,252         98,312          92,750         87,375
      accruals
          Due to reinsurers                         655,892        655,892         574,882        574,882
          Notes payable to affiliates               241,419        241,419         183,955        183,955
      ---------------------------------------- ---------------- ------------ ----------------- -------------

         The following methods and assumptions were used by the Company in estimating the fair value disclosures for financial instruments:

         Fixed Maturity Securities: Fair values for fixed maturity securities are obtained from an independent pricing service.

         Short-Term Investments and Cash and Cash Equivalents: Carrying values approximate fair values.

         Policy Loans:  Carrying values approximate fair values.

         Due from Reinsurers: Fair value is equal to deposits made under the contract and approximates the carrying value.

         Policyholder Liabilities and Accruals: Fair values of the Company's liabilities under contracts not involving significant mortality risk (deferred annuities) are estimated to be the cash surrender value, or the cost the Company would incur to extinguish the liability.

         Due to Reinsurers: Amounts on deposit from and payable to reinsurers reflects the net reinsured cash flow related to financing agreements which is primarily a current liability. As such, fair value approximates carrying value.

         Notes Payable to Affiliates: Fair value is considered to approximate carrying value as the majority of notes payable are at variable interest rates that fluctuate with market interest rate levels.

17.      CONTINGENCIES

         The Company is subject to various lawsuits that have arisen in the course of its business. Contingent liabilities arising from litigation, income taxes and other matters are not considered material in relation to the financial position of the Company.

18.      UNCERTAINTY DUE TO THE YEAR 2000 RISK (UNAUDITED)

         The Year 2000 risk is the result of computer programs being written using two digits, rather than four, to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. The effects of the Year 2000 risk may be experienced before, on, or after January 1, 2000 and, if not addressed, could result in systems failures or miscalculations causing disruptions of normal business operations. It is not possible to be certain that the Company's Year 2000 program will fully resolve all aspects of the Year 2000 risk, including those related to third parties.

         A full discussion of the Company's Year 2000 program and Year 2000 review is contained in the Management's Discussion and Analysis Section of the Company's Annual Report on Form
         10-K.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission Registration Fee            $ 60,606.06
Printing                                                       $  5,000.00*
Edgarization Expenses                                          $  4,000.00*
Accounting fees and expenses                                   $ 20,000.00*
Legal fees and expenses                                        $  5,000.00*


*Estimate

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of the Articles of Incorporation of the Company provides as follows:

NINTH: A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

Article XIV of the By-laws of the Company provides as follows:

         Each Director or officer, whether or not then in office, shall be indemnified by the Company against all costs and expenses reasonably incurred by or imposed upon him or her, including legal fees, in connection with or resulting from any claim, action, suit or proceeding, whether civil, criminal or administrative, in which he or she may become involved as a party or otherwise, by reason of his or her being or having been a Director or officer of the Company.

         (1) Indemnity will not be granted to any Director or officer with respect to any claim, action, suit or proceeding which shall be brought against such Director or officer by or in the right of the Company, and

         (2) Indemnification for amounts paid and expenses incurred in settling such action, claim, suit or proceeding, will not be granted, until it shall be determined by a disinterested majority of the Board of Directors or by a majority of any disinterested committee or group of persons to whom the question may be referred by the Board, that said Director or officer did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal, and that the payment of such costs, expenses, penalties or fines is in the interest of the Company, and not contrary to public policy or other provisions of law.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Indemnification shall be made by the corporation upon determination by a disinterested majority of the Board of Directors or of a majority of any disinterested committee or group or persons to whom the question may be referred to by said Board, that the person did indeed act in good faith and in a manner he or she reasonably believed to be in, or not adverse, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonably cause to believe that his or her conduct was legal.

         The foregoing right to indemnity shall not be exclusive of any other rights to which such Director or officer may be entitled as a matter of law.

         The foregoing right to indemnity shall also extend to the estate of any deceased Director or officer with respect to any such claim, action, suit or proceeding in which such Director or officer or his or her estate may become involved by reason of his or her having been a Director or officer of the Company, and subject to the same conditions outlined above.

Section IX, paragraph D of the Promotional Agent Agreement among the Company, Manufacturers Securities Services, LLC, formerly NASL Financial Services, Inc. ("Manulife Securities") and Wood Logan Associates, Inc. (referred to therein as "Promotional Agent") provides as follows:

a. Manulife Securities and the Company agree to indemnify and hold harmless Promotional Agent, its officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the Securities Act of 1933 ("1933 Act"), the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in any registration statement for the Contracts filed pursuant to the 1933 Act or any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities or Security Life pursuant to Section VI, paragraph B of this Agreement.

b. Promotional Agent agrees to indemnify and hold harmless Manulife Securities and the Company, their officers, directors and employees against any and all losses, claims, damages or liabilities to which they may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any oral or written misrepresentation by Promotional Agent or its officers, directors, employees or agents unless such misrepresentation is contained in any registration statement for the Contracts or Fund shares, any prospectus included as a part thereof, as from time to time amended and supplemented, or any advertisement or sales literature approved in writing by Manulife Securities pursuant to Section VI, paragraph B of this Agreement or, (ii) the failure of Promotional Agent or its officers, directors, employees or agents to comply with any applicable provisions of this Agreement.

Notwithstanding the foregoing, Registrant hereby makes the following undertaking pursuant to Rule 484 under the Securities Act of 1933:

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES


The Company currently sells Venture Group Annuity, a flexible premium payment deferred variable unallocated group annuity, to retirement plans that qualify for special tax treatment under Section 401(a) of the Internal Revenue Code. Sales of these securities are not required to be registered under the Securities Act of 1933 (Section 3(a)(2) of this Act). Manufacturers Securities Services, LLC, the successor to NASL Financial Services, Inc., a majority-owned subsidiary of the Company is the principal underwriter of the contracts and Wood Logan Associates, Inc., an affiliate of the Company, is the promotional agent. There are no maximum or minimum purchase payments required to establish a contract. The value of a contract will vary according to the investment performance, charges and expenses of the subaccounts in which the contract is invested. As of December 31, 1998 the total variable assets in the Venture Group Annuity was $120,748,895.


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

Exhibit No.                Description
-----------                -----------
1(a)                       Underwriting Agreement between the Company and Manufacturers Securities
                           Services, LLC, formerly NASL Financial Services, Inc. (Underwriter)1/

1(b)i                      Promotional Agent Agreement between Manufacturers Securities Services, LLC, formerly NASL Financial Services, Inc. (Underwriter), the Company and Wood Logan
                           Associates, Inc. (Promotional Agent) 2/

1(b)ii                     Amendment to Promotional Agent Agreement 1/

2                          Not Applicable

3(i)(a)                    Certificate of Incorporation of the Company 3/

3(i)(b)                    Certificate of Amendment of Certificate of Incorporation of the Company, Name
                           Change, July 1984 3/

3(i)(c)                    Certificate of Amendment of Certificate of Incorporation of the Company,
                           Authorization of Capital, December 1994 3/

3(i)(d)                    Certificate of Amendment of Certificate of Incorporation of the Company, Name
                           Change, March 1997 4/

3(i)(e)                    Certificate of Amendment of Certificate of Incorporation of the Company,
                           Registered Agent, July 1997 3/

3(ii)                      Amended and Restated By-Laws of the Company 3/

4(i)                       Form of  Individual Single Payment Deferred Fixed Annuity Non-Participating
                           Contract - 6/

4(ii)                      Form of Group Single Payment Deferred Fixed Annuity Non-Participating Contract -
                           6/

Exhibit No.                Description
-----------                -----------
4(iii)                     Individual  Retirement Annuity Endorsement - 6/

4(iv)                      ERISA Tax-Sheltered Annuity Endorsement - 6/

4(v)                       Tax-Sheltered Annuity Endorsement - 6/

4(vi)                      Section 401 Plans Endorsement - 6/

4(vii)                     Name Change Endorsement 4/

5                          Opinion and Consent of James D. Gallagher, Esq. - 9/

6                          Not Applicable

7                          Not Applicable

8                          Not Applicable

9                          Not Applicable

10(i)                      Form of Selling Agreement between The Manufacturers Life Insurance Company of
                           North America, Manufacturers Securities Services, LLC, Selling Broker-Dealer and
                           General Agent 1/

10(ii)                     Reinsurance and Guaranteed Death Benefits Agreement between the Company  and
                           Connecticut General Life Insurance Company 5/

10(iii)                    Reinsurance Agreement between the Company and PaineWebber Life Insurance Company 5/

10(iv)                     Coinsurance Agreement between the Company and Peoples Security Life Insurance
                           Company - 7/

10(v)                      Reinsurance and Accounts Receivable Agreements between the Company and ITT
                           Lyndon Life - 7/

10(vi)                     Automatic Modified -Coinsurance Reinsurance Agreement between the Company and
                           Transamerica Occidental Life Insurance Company  - 7/

10(vii)                    Automatic Yearly Renewable Term Reinsurance Agreement between the Company and
                           Transamerica Occidental Life Insurance Company - 7/

10(viii)                   Amendment No. 1 to the Variable Annuity Guaranteed Death Benefit Reinsurance
                           Agreement between the Company and Connecticut General Life Insurance Company -7/

10(ix)                     Coinsurance Agreement between the Company and The Manufacturers Insurance
                           Company (USA) 8/

11                         Not Applicable

Exhibit No.                Description
-----------                -----------
12                         Not Applicable

13                         Not Applicable

14                         Not Applicable

15                         Not Applicable

16                         Not Applicable

17                         Not Applicable

18                         Not Applicable

19                         Not Applicable

20                         Not Applicable

21                         The Company has the following owned subsidiaries:  Manufacturers Securities
                           Services, LLC and The Manufacturers Life Insurance Company of New York

22                         Not Applicable

23                         Consent of Ernst & Young LLP 9/

24(i)                      Power of Attorney - John D. Richardson, Director and Chairman of the Company 2/

24(ii)                     Power of Attorney - David W. Libbey, Principal Financial Officer of the Company 3/

24(iii)                    Power of Attorney - Peter Hutchison, Director of the Company 1/

25                         Not Applicable

26                         Not Applicable

27                         Financial Data Schedule 9/

28                         Not Applicable



1/ Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4, file number 33-76162, filed February 25, 1998 on behalf of The Manufacturers Life Insurance Company of North America Separate Account A.

2/ Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4, file number 33-76162, filed April 29, 1997 on behalf of The Manufacturers Life Insurance Company of North America Separate Account A.

3/ Incorporated by reference to Form 10Q, file number 812-06037, filed November 14, 1997 on behalf of The Manufacturers Life Insurance Company of North America.

4/ Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1, file number 333-6011, filed October 9, 1997 on behalf of The Manufacturers Life Insurance Company of North America.

5/ Incorporated by reference to Registration Statement on Form N-4, file number 33-76162, filed March 1, 1996 on behalf of The Manufacturers Life Insurance Company of North America Separate Account A.


6/ Incorporated by reference to Registration Statement on Form S-1, file number 333-6011, filed June 14, 1996 on behalf of The Manufacturers Life Insurance Company of North America.


7/ Incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, file number 33-6011, filed January 29, 1997


8/ Incorporated by reference to Form 10K, file number 333-6011, filed March 26, 1999 on behalf of The Manufacturers Life Insurance Company of North America


9/   Filed herewith

(b)  FINANCIAL STATEMENT SCHEDULES

Schedule I - Summary of Investments


Schedule III - Supplementary Insurance Information


Schedule IV - Reinsurance


ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The Manufacturers Life Insurance Company of North America
                      Schedule I - Summary of Investments
                                December 31, 1998
                                  ($ Thousands)


                                                                                                  Amount Shown in the
                                                                           Fair                   Consolidated Balance
Type of Investment                               Cost                     Value                          Sheet
Fixed maturities:
   United States Government                   $   18,266                $   19,382                    $   19,382
   Corporate debt securities                     100,705                   104,046                       104,046
   Mortgage-backed securities                     16,812                    16,875                        16,875
   Foreign Governments                            16,129                    16,272                        16,272
   States / Political subdivisions                 1,057                     1,168                         1,168
                                              ----------                ----------                    ----------
Total fixed maturities                        $  152,969                $  157,743                    $  157,743
                                              ==========                ==========                    ==========

Policy loans                                       5,175                                                   5,175
Short-term investments                            34,074                                                  34,074
                                              ----------                                              ----------
Total investments                             $  192,218                                              $  196,992
                                              ==========                                              ==========

            The Manufacturers Life Insurance Company Of North America
               Schedule III - Supplementary Insurance Information
                                  ($ Thousands)

                                Future Policy                Other                             Benefits,
                                  Benefits                   Policy                             Claims     Amortization
                   Deferred    Losses,Claims               Claims and               Net       Losses and    of Deferred
                 Acquisition      and Loss     Unearned     Benefits   Premium   Investment    Settlement   Acquisition
    Segment         Costs         Expenses     Premiums     Payable    Revenue    Income        Expenses      Costs*     Expenses*
      1998
Annuities         $449,281         $102,720        -            -        -        $12,148       $4,877       $53,493      $132,691
Savings and
Retirement
Services                 -              525        -            -        -             28            8             -           534
Life Insurance          51                7        -            -        -              2            -             6         2,399
                   -------          -------       --           --        --        ------        -----        ------       -------
Total             $449,332         $102,252        -            -        -        $12,178       $4,885       $53,499      $135,624
                   =======          =======       ==           ==        ==        ======        =====        ======       =======
      1997
Annuities         $364,984          $92,750        -            -        -        $ 7,906       $4,986       $40,649      $100,385
Mutual funds             -                -        -            -        -              -            -         1,707         9,836
                   -------          -------       --           --        --        ------        -----        ------       -------
Total             $364,984          $92,750        -            -        -        $ 7,906       $4,986       $42,356      $110,221
                   =======          =======       ==           ==        ==        ======        =====        ======       =======
      1996
Annuities         $283,420          $82,619        -            -        -        $ 5,452       $4,242       $30,830      $ 71,255
Mutual funds         7,190                -        -            -        -              -            -         2,214        11,730
                   -------          -------                                        ------        -----        ------       -------
Total             $290,610          $82,619        -            -        -        $ 5,452       $4,242       $33,044      $ 82,985
                   =======          =======       ==           ==        ==        ======        =====        ======       =======


[FN]
* For 1997 and 1996 Mutual fund segment related items are included in discontinued operations: loss from operations, net of tax and gain on disposal, net of tax in the consolidated statements of income

            The Manufacturers Life Insurance Company Of North America
                            Schedule IV - Reinsurance
                                  ($ Thousands)



                                                                          Assumed                  Percentage of
                                                        Ceded to           From                        Amount
                                          Gross           Other            Other        Net            Assumed
             Segment                      Amount        Companies        Companies      Amount         to Net
Year ended December 31, 1998
Life insurance inforce                   $269,738       $170,655              -        $99,083             0%
Insurance premiums life                         -              -              -              -             0%
                                          -------        -------             --         ------             -
Total                                           -              -              -              -             0%
                                          =======         ======             ==         ======             =
Year ended December 31, 1997
Life insurance inforce                   $151,259       $ 84,130              -        $67,129             0%
Insurance premiums life                         -              -              -              -             0%
                                          -------        -------             --         ------             -
Total                                           -              -              -              -             0%
                                          =======         ======             ==         ======             =
Year ended December 31, 1996
Life insurance inforce                    $45,597        $23,932              -        $21,665             0%
Insurance premiums life                         -              -              -              -             0%
                                          -------        -------             --         ------             -
Total                                           -              -              -              -             0%
                                          =======         ======             ==         ======             =

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this amendment to its Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on this 1st day of April, 1999.


                                    THE MANUFACTURERS LIFE INSURANCE
                                    COMPANY OF NORTH AMERICA
                                            (Registrant)


                               By:  /s/ Ted Kilkuskie
                                    --------------------------------
                                    Ted Kilkuskie, President



Attest:

/s/ James D. Gallagher
--------------------------------
James D. Gallagher, Secretary

Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities with the Registrant and on the dates indicated.


SIGNATURE                                 TITLE                                DATE

/s/ John D. DesPrez                 Director and Chairman                       **
----------------------------        of the Board
John D. DesPrez III



/s/ Theodore F. Kilkuskie           Director and President                      **
---------------------------         (Principal Executive Officer)
Theodore F. Kilkuskie




           *                       Director                                     **
---------------------------
John D. Richardson




/s/ David W. Libbey                 Vice President and                          **
---------------------------         Treasurer (Principal
David W. Libbey                     Financial Officer)




*By:  /s/ James D. Gallagher                                                    **
      -------------------------
      James D. Gallagher
      Attorney-in-Fact
      Pursuant to Powers                                             April 1, 1999

      of Attorney

                                  EXHIBIT INDEX

Exhibit No.                 Description

5                           Opinion and Consent of James D. Gallagher, Esq.

23(i)                       Consent of Ernst & Young LLP

27                          Financial Data Schedule